                                                                    EXHIBIT 10.1

                              DEBTOR-IN-POSSESSION
                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 15, 2004

                                      AMONG

                          AMCAST INDUSTRIAL CORPORATION
           A CHAPTER 11 DEBTOR AND DEBTOR-IN-POSSESSION, AS BORROWER,

                                       AND

                           THE GUARANTORS PARTY HERETO

                                       AND

                               HERITAGE BANK, SSB
                                    AS AGENT

                                       AND

                                 THE DIP LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE 1 DEFINITIONS............................................................................................    1
         Section 1.1       Certain Defined Terms.................................................................    1
         Section 1.2       Accounting Terms and Determinations...................................................   18
         Section 1.3       Other Definitional Provisions.........................................................   19

ARTICLE 2 LOANS..................................................................................................   19
         Section 2.1       Loans.................................................................................   19
         Section 2.2       Interest, Interest Calculations and Certain Fees......................................   21
         Section 2.3       Prepayments...........................................................................   22
         Section 2.4       Notes.................................................................................   23
         Section 2.5       General Provisions Regarding Payment; Loan Account....................................   23
         Section 2.6       Maximum Interest......................................................................   23
         Section 2.7       Taxes.................................................................................   24
         Section 2.8       Capital Adequacy......................................................................   25
         Section 2.9       Ancillary Services....................................................................   25

ARTICLE 3 REPRESENTATION AND WARRANTIES..........................................................................   26
         Section 3.1       Existence and Power...................................................................   26
         Section 3.2       Organization and Governmental Authorization; No Contravention.........................   26
         Section 3.3       Binding Effect........................................................................   27
         Section 3.4       Capitalization........................................................................   27
         Section 3.5       Financial Information.................................................................   27
         Section 3.6       Litigation............................................................................   28
         Section 3.7       Ownership of Property.................................................................   28
         Section 3.8       No Default............................................................................   28
         Section 3.9       Labor Matters.........................................................................   28
         Section 3.10      Regulated Entities....................................................................   29
         Section 3.11      Margin Regulations....................................................................   29
         Section 3.12      Compliance With Laws..................................................................   29
         Section 3.13      Taxes.................................................................................   29
         Section 3.14      Compliance with ERISA.................................................................   29
         Section 3.15      Brokers...............................................................................   30
         Section 3.16      Budgets...............................................................................   30
         Section 3.17      Employment, Equityholders and Subscription Agreements.................................   30
         Section 3.18      Compliance with Environmental Requirements; No Hazardous Materials....................   31
         Section 3.19      Intellectual Property.................................................................   32
         Section 3.20      Real Property Interests...............................................................   32
         Section 3.21      Matters Relating to Collateral........................................................   32
         Section 3.22      Continued Business....................................................................   33
         Section 3.23      Insurance.............................................................................   33
         Section 3.24      Full Disclosure.......................................................................   33
         Section 3.25      Consents or Approvals.................................................................   33

         Section 3.26      Representations and Warranties Incorporated from Other DIP Loan Documents.............   33

ARTICLE 4 AFFIRMATIVE COVENANTS..................................................................................   34
         Section 4.1       Financial Statements and Other Reports................................................   34
         Section 4.2       Payment and Performance of Obligations................................................   38
         Section 4.3       Conduct of Business and Maintenance of Existence......................................   38
         Section 4.4       Maintenance of Property; Insurance....................................................   38
         Section 4.5       Compliance with Laws..................................................................   39
         Section 4.6       Inspection of Property, Books and Records.............................................   40
         Section 4.7       Use of Proceeds.......................................................................   40
         Section 4.8       DIP Lenders' Meetings.................................................................   41
         Section 4.9       Hazardous Materials; Remediation......................................................   41
         Section 4.10      Further Assurances....................................................................   41
         Section 4.11      Cooperation...........................................................................   41
         Section 4.12      Debt Ratings..........................................................................   41
         Section 4.13      Budget................................................................................   42

ARTICLE 5 NEGATIVE COVENANTS.....................................................................................   42
         Section 5.1       Debt..................................................................................   42
         Section 5.2       Liens.................................................................................   42
         Section 5.3       Restricted Distributions..............................................................   43
         Section 5.4       Restrictive Agreements................................................................   43
         Section 5.5       Payments and Modifications of Certain Debt............................................   43
         Section 5.6       Consolidations, Mergers and Sales of Assets...........................................   44
         Section 5.7       Purchase of Assets, Investments.......................................................   44
         Section 5.8       Transactions with Affiliates..........................................................   44
         Section 5.9       Modification of Organizational Documents..............................................   45
         Section 5.10      Fiscal Year...........................................................................   45
         Section 5.11      Conduct of Business...................................................................   45
         Section 5.12      Corporate Names; Jurisdiction of Organization.........................................   45
         Section 5.13      Prepetition Transaction Documents.....................................................   45
         Section 5.14      Lease Payments........................................................................   45
         Section 5.15      Bank Accounts.........................................................................   46
         Section 5.16      Hedging Transactions..................................................................   46
         Section 5.17      Payments to Prepetition Unsecured Creditors...........................................   46
         Section 5.18      Pension Plan Payments.................................................................   46
         Section 5.19      Regulations U and X...................................................................   46

ARTICLE 6 ACCOUNTS AND INVENTORY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS...........................   47
         Section 6.1       Accounts and Account Collections......................................................   47
         Section 6.2       Inventory.............................................................................   49

ARTICLE 7 PERFORMANCE COVENANTS..................................................................................   49

ARTICLE 8 CONDITIONS.............................................................................................   49
         Section 8.1       Conditions to Effectiveness of this DIP Credit Agreement..............................   49
         Section 8.2       Conditions to Each Loan...............................................................   51

ARTICLE 9 EVENTS OF DEFAULT......................................................................................   52
         Section 9.1       Events of Default.....................................................................   52
         Section 9.2       Acceleration and Suspension or Termination of Aggregate Commitment....................   55
         Section 9.3       Default Rate of Interest..............................................................   56
         Section 9.4       Setoff Rights.........................................................................   56
         Section 9.5       Application of Proceeds...............................................................   56

ARTICLE 10 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM.......................................................   57
         Section 10.1      Expenses..............................................................................   57
         Section 10.2      Indemnity.............................................................................   58
         Section 10.3      Taxes.................................................................................   59
         Section 10.4      Right to Perform......................................................................   59

ARTICLE 11 AGENT.................................................................................................   59
         Section 11.1      Appointment and Authorization.........................................................   59
         Section 11.2      Agent and Affiliates..................................................................   59
         Section 11.3      Action by Agent.......................................................................   60
         Section 11.4      Consultation with Experts.............................................................   60
         Section 11.5      Liability of Agent....................................................................   60
         Section 11.6      Indemnification.......................................................................   60
         Section 11.7      Right to Request and Act on Instructions..............................................   61
         Section 11.8      Credit Decision.......................................................................   61
         Section 11.9      Collateral Matters....................................................................   61
         Section 11.10     Agency for Perfection.................................................................   62
         Section 11.11     Notice of Default.....................................................................   62
         Section 11.12     Successor Agent.......................................................................   62
         Section 11.13     Disbursements of Loans; Payment.......................................................   63

ARTICLE 12 GUARANTY..............................................................................................   65

ARTICLE 13 MISCELLANEOUS.........................................................................................   66
         Section 13.1      Survival..............................................................................   66
         Section 13.2      No Waivers............................................................................   66
         Section 13.3      Notices...............................................................................   67
         Section 13.4      Severability..........................................................................   67
         Section 13.5      Amendments and Waivers................................................................   67
         Section 13.6      Assignments; Participations...........................................................   68
         Section 13.7      Headings..............................................................................   69
         Section 13.8      Confidentiality.......................................................................   69
         Section 13.9      GOVERNING LAW; SUBMISSION TO JURISDICTION.............................................   70
         Section 13.10     WAIVER OF JURY TRIAL..................................................................   71
         Section 13.11     Counterparts; Integration.............................................................   71
         Section 13.12     USA PATRIOT Act Notice................................................................   71

                              ANNEXES AND EXHIBITS

ANNEXES

Annex A      -        Commitment Annex
Annex B      -        Closing Checklist
Annex C      -        Addresses for Notices
Annex D      -        Information Certificate

EXHIBITS

Exhibit A    -        Form of Assignment Agreement
Exhibit B    -        Form of Compliance Certificate
Exhibit C    -        Form of Borrowing Base Certificate
Exhibit D    -        Form of Notice of Borrowing

                              Annexes and Exhibits

                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

            THIS DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of December 15, 2004 among AMCAST INDUSTRIAL CORPORATION, a Chapter 11 debtor and debtor-in-possession, as borrower ("BORROWER"), the Guarantors party hereto (the Borrower and the Guarantors being collectively referred to herein as the "CREDIT PARTIES", and each individually, a "CREDIT PARTY"), the financial institutions from time to time parties hereto, each as a DIP Lender (collectively, the "DIP LENDERS"), and HERITAGE BANK, SSB, as administrative agent for the DIP Lenders ("AGENT").

            Capitalized terms used herein have the meanings set forth herein unless otherwise defined.

                                    RECITALS:

            WHEREAS, the DIP Lenders have agreed, subject to various conditions precedent, to extend a post-petition working capital facility to Borrower to provide working capital financing for Borrower, to provide funds for other general business purposes of Borrower, and to refinance certain of Borrower's Prepetition Obligations; and

            WHEREAS, each Credit Party desires to secure all of its Obligations under the DIP Loan Documents by granting to Agent, for the benefit of Agent and DIP Lenders, a security interest in and lien upon all of its personal and real property, including without limitation all of the outstanding capital stock or other equity securities, as applicable, of each Credit Party (other than Borrower); and

            WHEREAS, each Guarantor is willing to unconditionally and irrevocably guarantee all of the Obligations of Borrower to DIP Lenders under the DIP Loan Documents;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, the Guarantors, DIP Lenders, and Agent hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            SECTION 1.1 Certain Defined Terms.

            The following terms have the following meanings:

            "ACCESSIONS" means "accessions" (as defined in Article 9 of the UCC) to other Collateral of each Credit Party.

            "ACCOUNTS" means "accounts" (as defined in Article 9 of the UCC) of each Credit Party, including without limitation any and all rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, in each case, for purposes of calculating the Borrowing Base, net of any credits, rebates or offsets owed by each Credit Party to the respective customer.

            "ACCOUNT DEBTOR" means "account debtor" as defined in Article 9 of the UCC.

            "ADMINISTRATION FEE" has the meaning set forth in SECTION 2.2(d).

            "AFFILIATE" means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control, direct or indirect, with such controlling Person and (iii) in the case of an individual, the parents, descendants, siblings and spouse of such individual. As used in this definition, the term "CONTROL" of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGENT" means Heritage Bank in its capacity as administrative agent for the DIP Lenders hereunder, as such capacity is established and subject to the provisions of ARTICLE 11 and the successors of Heritage Bank in such capacity.

            "AGGREGATE COMMITMENT" means the sum of each DIP Lender's Commitment Amount.

            "AMENDED AND RESTATED RESTRUCTURING AGREEMENT" means that certain Amended and Restated Restructuring Agreement dated as of August 28, 2003 by and among Amcast Industrial Corporation, as borrower under the Prepetition Credit Agreement, the "Guarantors" named therein, the Prepetition Agent on behalf of the Prepetition Banks, the Prepetition Noteholders, the Prepetition Line of Credit Lenders and the Prepetition Collateral Agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time prior to the Petition Date.

            "AMENDMENT, WAIVER AND APPOINTMENT OF SUCCESSOR AGENT" means that certain Amendment, Waiver and Appointment of Successor Agent dated as of November 30, 2004 by and among Amcast Industrial Corporation, as borrower under the Prepetition Credit Agreement, the "Guarantors" named therein, KeyBank National Association, as resigning Agent, Heritage Bank, as successor Agent, and the Prepetition Banks named therein.

            "ANCILLARY SERVICES" means any service or facility (other than any Debt) extended to any Credit Party by any Designated DIP Lender Affiliate in reliance on the agreement of a DIP Lender to indemnify such Designated DIP Lender Affiliate in respect of such service or facility.

            "ASSET DISPOSITION" means any sale, lease, license or other consensual disposition by any Credit Party of any asset, but excluding (i) dispositions of Inventory in the ordinary course of business, and (ii) any loss or damage to, or any condemnation or taking of, any Property.

            "ASSIGNEE" has the meaning set forth in SECTION 12.6(a).

            "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of EXHIBIT A hereto.

            "AUDIT FEE" has the meaning set forth in SECTION 2.2(f).

            "AVOIDANCE ACTION RECOVERIES" means any and all recoveries of cash, property or proceeds thereof in the Bankruptcy Cases in respect of any Avoidance Actions.

            "AVOIDANCE ACTIONS" means any and all actions in the Bankruptcy Cases under any and all of Sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code.

            "BANKRUPTCY CASES" means the cases under Chapter 11 of the Bankruptcy Code in which the Credit Parties are the debtors and the debtors-in-possession, filed on the Petition Date and pending before the Bankruptcy Court.

            "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 et seq., as in effect on the Petition Date and as amended from time to time.

            "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Ohio, Western Division, having jurisdiction over the Bankruptcy Cases.

            "BANKRUPTCY PLAN" means a final plan of reorganization for the Credit Parties confirmed by final order of the Bankruptcy Court in the Bankruptcy Cases that provides for, among other things, full, final and indefeasible payment of the Obligations in immediately available funds and the termination of the Aggregate Commitment or is otherwise in form and substance satisfactory to Agent and the DIP Lenders.

            "BLOCKED ACCOUNT" has the meaning set forth in SECTION 6.1(d).

            "BORROWER" means Amcast Industrial Corporation, a Chapter 11 debtor and debtor-in-possession.

            "BORROWER'S ACCOUNT" means the account specified on the signature pages hereof below Borrower's name into which Loans (other than Protective Advances, which shall be disbursed by Agent in a manner permitted by SECTION 2.1(a)(ii)) shall, absent other written instructions, be made, or such other account as Borrower may specify by written notice to Agent.

            "BORROWING" means a borrowing of a Loan.

            "BORROWING BASE" means, as of any date of calculation, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Agent in accordance with the terms hereof, equal to the sum of (a) 85% of the aggregate Eligible Accounts owned by the Credit Parties, plus (b) 50% of the aggregate Eligible Inventory owned by the Credit Parties, in each case as shown on the most recent Borrowing Base Certificate delivered prior to such date of determination. Required DIP Lenders may, from time to time, in the exercise of reasonable credit judgment, reduce or increase any percentage amount set forth in the first sentence of this definition (any such increase not to exceed the percentages set forth above) based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under CLAUSE (i) or (ii) which, in the case of a decrease in such percentages, adversely affects or, in the reasonable credit judgment of Required DIP Lenders, could reasonably be expected to adversely affect the Accounts and/or the Inventory.

            "BORROWING BASE CERTIFICATE" means a certificate, duly executed by a Financial Officer, appropriately completed and substantially in the form of EXHIBIT C hereto.

            "BUDGET" means the budget of Borrower relative to the operations of the Credit Parties in the Bankruptcy Cases for any fiscal period, so delivered to Agent and each DIP Lender, in form and substance reasonably satisfactory to Agent and Required DIP Lenders.

            "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Dallas or New York are authorized by law to close.

            "CAPITAL EXPENDITURES" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by each Credit Party to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

            "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CARVE-OUT" has the meaning provided in the Financing Order.

            "CASH EQUIVALENTS" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Service or P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any DIP Lender or any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in CLAUSE (ii) above, (iv) repurchase agreements with respect to securities described in CLAUSE (i) above entered into with an office of a bank or trust company meeting the criteria specified in CLAUSE (iii) above, provided that, in each case, such Investment matures within three months from the date of acquisition thereof by any Credit Party, or (v) any money market or mutual fund which invests only in the foregoing types of Investments and the liquidity of which is satisfactory to Agent.

            "CHATTEL PAPER" means "chattel paper" (as defined in Article 9 of the UCC) of each Credit Party.

            "CLOSING CHECKLIST" means ANNEX B to this DIP Credit Agreement.

            "CLOSING DATE" means the date of this DIP Credit Agreement.

            "CLOSING FEE" has the meaning provided in SECTION 2.2(c).

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" means all property, now existing or hereafter acquired (and whether or not acquired or generated prior or subsequent to the Petition
Date), mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and DIP Lenders, pursuant to the Security Documents, including without limitation all of each Credit Party's (i) Accounts;
(ii) Chattel Paper; (iii) Commercial Tort Claims; (iv) Deposit Accounts, all cash, and other property deposited therein or otherwise credited thereto from time to time and other monies and property in the possession or under the control of Agent or any DIP Lender or any affiliate, representative, agent or correspondent of Agent or any DIP Lender; (v) Documents; (vi) General Intangibles, including without limitation any and all Intellectual Property,
(vii) Goods, including without limitation any and all Inventory, any and all Equipment and any and all Fixtures; (viii) Instruments; (ix) Investment Property; (x) Letter of Credit Rights; (xi) Supporting Obligations; (xii) any and all other personal property and interests whether or not subject to the UCC;
(xiii) any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary or helpful in the collection thereof or realization thereon; (xiv) all Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; (xv) all Proceeds and products of the foregoing, and all insurance pertaining to the foregoing and proceeds thereof; and (xvi) all Real Property; provided that the Collateral shall not include any Avoidance Action Recoveries.

            "COMMERCIAL TORT CLAIMS" means "commercial tort claims" (as defined in Article 9 of the UCC) of each Credit Party.

            "COMMITMENT AMOUNT" means, as to any DIP Lender, the dollar amount set forth opposite such DIP Lender's name on the Commitment Annex under the columns "Interim Commitment Amount" and "Final Commitment Amount", or, if different, in the most recent Assignment Agreement to which such DIP Lender is a party.

            "COMMITMENT ANNEX" means ANNEX A to this DIP Credit Agreement.

            "COMMITMENT EXPIRY DATE" means the date 120 days after the Petition Date; provided that so long as no Event of Default then exists, such date may be extended for a successive additional period of up to 45 days, at the written request of Borrower delivered to Agent not less than ten (10) days prior to the end of such 120 day period and payment in immediately available funds of the Extension Fee.

            "COMMITMENT PERCENTAGE" means, as to any DIP Lender, the percentage obtained by dividing (x) the Commitment Amount of such DIP Lender, by (y) the Aggregate Commitment. The initial Commitment Percentage of each Lender is set forth opposite the name of such DIP Lender on the Commitment Annex under the column "Commitment Percentage", or in the most recent Assignment Agreement to which such DIP Lender is a party.

            "COMMITTEE" means the official committee appointed to represent unsecured creditors in the Bankruptcy Cases pursuant to Bankruptcy Code Section 1102.

            "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a Financial Officer, appropriately completed and substantially in the form of EXHIBIT B hereto.

            "CONCENTRATION ACCOUNT" has the meaning set forth in SECTION 6.1(d).

            "CONTINUING DIRECTOR" means a director who either is a member of Borrower's board of directors as of the date hereof or who became a director subsequent to such date and whose election was duly approved by a majority of the Continuing Directors then on the board of directors of Borrower.

            "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Credit Parties, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

            "CREDIT EXPOSURE" means any period of time during which the Aggregate Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid; provided that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

            "CREDIT PARTY" has the meaning set forth in the preamble of this DIP Credit Agreement.

            "CRO" has the meaning set forth in SECTION 9.1(y).

            "CTC COMPANY" shall mean Casting Technology Company, an Indiana general partnership, Amcast Casting Technologies, Inc. an Indiana corporation, and Izumi, Inc., a Delaware corporation.

            "DEBT" of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable (other than any account payable arising prior to the Petition Date) incurred in the ordinary course of business and not more than 45 days past due), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

            "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "DEFAULTED DIP LENDER" means, so long as such failure shall remain in existence and uncured, any DIP Lender which has failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any DIP Loan Documents.

            "DEPOSIT ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC) of each Credit Party.

            "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement, in form and substance satisfactory to Agent, among Agent, Borrower or the applicable Guarantor maintaining a Deposit Account at any bank, and such bank, which agreement provides that (x) such bank shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by Borrower or such Guarantor (as applicable), and (y) such bank shall agree that it shall have no Lien on, or right of setoff against, such Deposit Account or the contents thereof, other than in respect of commercially reasonable fees and other items expressly consented to by Agent, and containing such other terms and conditions as Agent may require, including (i) as to any such agreement pertaining to any Blocked Account, providing that all items received or deposited in such Blocked Account are the property of Agent, and that such bank shall wire, or otherwise transfer, including by reverse ACH transfer, in immediately available funds, on a daily basis to the Concentration Account all funds received or deposited into such Blocked Account and (ii) as to any such agreement pertaining to the Concentration Account, providing that all items received or deposited in the Concentration Account are the property of Agent, and that such bank shall wire or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited in the Concentration Account.

            "DESIGNATED LENDER DIP AFFILIATES" means any Affiliate of Agent or any DIP Lender that (i) from time to time makes Ancillary Services available to any Credit Party and (ii) in the case of an Affiliate of a DIP Lender other than Agent, is expressly identified in writing by Agent, in its sole discretion, as a Designated DIP Lender Affiliate.

            "DIP CREDIT AGREEMENT" means this Debtor-In-Possession Credit Agreement dated as of December 15, 2004 as amended, supplemented and otherwise modified from time to time.

            "DIP LENDER" means (i) each Person party hereto in its capacity as a DIP Lender, (ii) each other Person that becomes a holder of a Note pursuant to
SECTION 12.6, (iii) Agent, to the extent of any Protective Advances and other Loans made by Agent which have not been settled among the DIP Lenders pursuant to SECTION 11.13, and (iv) the respective successors of all of the foregoing, and DIP Lenders means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this DIP Credit Agreement and the Security Documents, the term "DIP Lender" shall include Designated Lender Affiliates.

            "DIP LOAN DOCUMENTS" means this DIP Credit Agreement, the Notes, the Security Documents, the Information Certificate, the applicable Financing Order, and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

            "DOCUMENTS" means "documents" (as defined in Article 9 of the UCC) of each Credit Party.

            "EFFECTIVE DATE" means the date upon which all conditions contained in SECTION 8.1 have first been satisfied.

            "ELIGIBLE ACCOUNT" means, as at any date, the aggregate amount of all Accounts at such date payable to any Credit Party other than the following (determined without duplication):

            (a) any Account not payable in United States dollars,

            (b) any Account that, at the date of issuance of the invoice therefor, was payable more than 90 days after shipment of the related Inventory,

            (c) any Account owing from a Guarantor or Affiliate of any Credit Party,

            (d) any Account owing from an account debtor whose principal place of business is located outside of the United States of America,

            (e) any Account owing from an account debtor that the Required DIP Lenders (through the Agent) have notified Borrower does not have a satisfactory credit standing (as determined in the reasonable credit judgment of the Required DIP Lenders),

            (f) any Account that remains unpaid for more than 90 days after the date of the issuance of the original invoice therefor or is more than 45 days past due,

            (g) all Accounts of any Account Debtor if more than 50% of the aggregate amount of the Accounts owing from such Account Debtor shall at the time have remained unpaid for more than 90 days after the date of the issuance of the original invoices therefor or is more than 45 days past due,

            (h) all Accounts owing from any Account Debtor (other than General Motors Company) if the Accounts owing from such Account Debtor and its Affiliates at the time exceed 50% of all Accounts then payable to the Borrower, but only to the extent of such excess,

            (i) any Accounts as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

            (j) any Accounts evidenced by an Instrument not in the possession of the Agent,

            (k) any Accounts representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement, and

            (l) any Accounts that Agent determines in its reasonable credit judgment is ineligible for any other reason.

            "ELIGIBLE INVENTORY" means, as at any date, all of the Inventory of each Credit Party (determined without duplication) (i) that is owned by and under the control of such Credit Party as at such date, (ii) that, in the case of the Borrowing Base, is located in a jurisdiction in the United States of America and as to which appropriate Uniform Commercial Code financing statements have been filed naming the relevant Credit Party as "debtor" and the Agent as "secured party", (iii) that is in good condition, (iv) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale and (v) that is either currently usable or currently saleable in the normal course of such Credit Party's business without any notice to, or consent of, any governmental agency or department or division thereof which has not already been obtained; provided that (x) in no event shall Inventory that has been held by a Credit Party as inventory for more than 365 days be "Eligible Inventory" and (y) the Required DIP Lenders (through the Agent) may at any time exclude from Eligible Inventory any type of Inventory that the Required DIP Lenders (in their reasonable credit judgment) determine to be unmarketable or obsolete.

            ENVIRONMENT" means soil, surface water, ground water, land sediment, surface or subsurface strata or ambient air.

            "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to the Environment or the effect of the Environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

            "EQUIPMENT" means, collectively, "equipment" and "fixtures" (as each term is defined in Article 9 of the UCC) of each Credit Party.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "EVENT OF DEFAULT" has the meaning set forth in SECTION 9.1.

            "EXTENSION FEE" means an amount equal to $100,000 payable pro rata to the DIP Lenders in connection with the extension of the Commitment Expiry Date in accordance with the definition of such term in this DIP Credit Agreement.

            "FINAL FINANCING ORDER" means a final order entered in the Bankruptcy Cases after the satisfaction of the fifteen (15) day notice period contained in Rule 4001(c) of the Federal Rules of Bankruptcy Procedure, authorizing Borrower, among other things, to obtain the financing and to grant the Liens contemplated by and described in this DIP Credit Agreement, in form and substance substantially similar to the Interim Financing Order and otherwise in form and substance satisfactory to Agent and DIP Lenders, as amended, modified or supplemented from time to time with the prior consent of all DIP Lenders; provided, however, that if the purpose of such amendment, modification or supplement is solely to reflect an amendment, modification or supplement to this DIP Credit Agreement, then such amendment, modification or supplement of the Final Financing Order shall only require the approval of such number of DIP Lenders as would be required to approve such amendment, modification or supplement under SECTION
12.5 of this DIP Credit Agreement.

            "FINANCIAL OFFICER" means any of the following officers of Borrower: chief executive offer, chief financial officer, president, vice president of finance, treasurer or vice president and controller.

            "FINANCING ORDER" means the Interim Financing Order or the Final Financing Order, as applicable.

            "FISCAL YEAR" means a fiscal year of Borrower.

            "FIXTURES" means "fixtures" (as defined in Article 9 of the UCC) of each Credit Party.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            "GENERAL INTANGIBLES" means "general intangibles" (as defined in Article 9 of the UCC) of each Credit Party.

            "GOODS" means "goods" (as defined in Article 9 of the UCC) of the each Credit Party.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "GUARANTORS" means Amcast Automotive of Indiana, Inc., an Indiana corporation, Speedline North America, Inc., an Indiana corporation, Amcast Casting Technologies, Inc., an Indiana corporation, Izumi, Inc., a Delaware corporation, Casting Technology Company, an Indiana corporation, Amcast Automotive, Inc., a Michigan corporation, Amcast Plumbing, Inc.

f/k/a Elkhart Products Corporation, an Indiana corporation, LBC Group Corp., a Delaware corporation, Lee Brass Company, a Delaware corporation, Amcast Industrial Financial Services, Inc., an Ohio corporation, Amcast Investment Services Corporation, a Delaware corporation, Amcast Aviation Corporation, an Ohio corporation, Amcast Precision Products, Inc., a California corporation, Flagg Brass Industrial, L.L.C., an Ohio limited liability company, and AS International, Inc., a Delaware corporation.

            "HAZARDOUS MATERIALS" means (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) petroleum, its derivatives, by-products and other hydrocarbons, and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

            "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the Environment or any part thereof that results from a release of Hazardous Materials.

            "HERITAGE BANK" means Heritage Bank, SSB, a Texas chartered bank.

            "HIGHLAND" means Highland Capital Management, L.P., as collateral manager for certain of the DIP Lenders.

            "INDEMNITEES" has the meaning set forth in SECTION 10.2.

            "INFORMATION CERTIFICATE" means that certain Information Certificate dated on or about December 15, 2004 executed by each Credit Party and delivered to Agent, a copy of which is attached as ANNEX D hereto.

            "INSTRUMENT" means an "instrument" (as defined in Article 9 of the UCC) of each Credit Party.

            "INTELLECTUAL PROPERTY" means, with respect to any Person, all patents, trademarks, trade names, copyrights, technology, know-how and processes, and all applications therefor, used in or necessary for the conduct of business by such Person.

            "INTERIM AMOUNT" means the maximum principal amount allowed to be borrowed hereunder during the Interim Period, not to exceed $5,000,000.

            "INTERIM FINANCING ORDER" means the financing order to be entered in the Bankruptcy Cases authorizing Borrower to, among other things, (i) obtain interim financing, (ii) pay certain fees or expenses and (iii) authorizing each Credit Party to grant the Liens contemplated by and described in this DIP Credit Agreement.

            "INTERIM PERIOD" means the period commencing upon the date of entry of the Interim Financing Order and continuing to the date of entry of the Final Financing Order.

            "INVENTORY" means "inventory" (as defined in Article 9 of the UCC) of each Credit Party.

            "INVESTMENT" means any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, advance, Guarantee or otherwise.

            "INVESTMENT PROPERTY" means "investment property" (as defined in Article 9 of the UCC) of each Credit Party.

            "LETTER OF CREDIT RIGHTS" means "letter of credit rights" (as defined in Article 9 of the UCC) of each Credit Party.

            "LIEN" means, with respect to any asset, any mortgage, lien, adequate protection or replacement lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this DIP Credit Agreement and the other DIP Loan Documents, each Credit Party shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, a lease which would be characterized as a capital lease in accordance with GAAP or other title retention agreement relating to such asset.

            "LOAN ACCOUNT" has the meaning set forth in SECTION 2.5(b).

            "LOAN LIMIT" means, at any time, (A) the lesser of (i) the Borrowing Base, and (ii) the Aggregate Commitment, minus (B) Reserves; provided, however, that during the Interim Period, if, at any time, the Loan Limit exceeds the Interim Amount, the Loan Limit as such time shall be deemed to be equal to the Interim Amount.

            "LOANS" has the meaning set forth in SECTION 2.1(a), and includes all Protective Advances.

            "LOCKUP AND VOTING AGREEMENT" means that certain Lockup and Voting Agreement dated as of November 30, 2004 by and among Borrower, the other Credit Parties, the Prepetition Lenders, and the Prepetition Noteholders.

            "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events under any Property Insurance Policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation).

            "MARGIN STOCK" has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

            "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, properties or prospects of the Credit Parties, taken as a whole, (ii) the rights and remedies of Agent or DIP Lenders under any DIP Loan Document, or the ability of any Credit Party to perform any of its obligations under any DIP Loan Document to which it is a party, (iii) the legality, validity or enforceability of any DIP Loan Document, or (iv) the existence, perfection or priority of any security interest granted in any DIP Loan Document or the value of any material Collateral, other than, in any case, on account of the filing or pendency of the Bankruptcy Cases.

            "MAXIMUM LAWFUL RATE" has the meaning set forth in SECTION 2.6(b).

            "NET BORROWING AVAILABILITY" means, at any time, the positive amount, if any, by which the Loan Limit at such time exceeds the Total Outstandings at such time.

            "NET CASH PROCEEDS" means, with respect to any transaction or event, an amount equal to the cash proceeds received by the Credit Party from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any out-of-pocket expenses reasonably incurred by such Person in connection therewith (including any attorneys' fees reasonably allocated thereto) and (ii) in the case of an Asset Disposition, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition and any taxes paid or payable by such Person in respect of such Asset Disposition.

            "NORTHWESTERN NOTE AGREEMENT" means that Note Agreement, dated as of November 1, 1995, pursuant to which Amcast Industrial Corporation has issued certain $25,000,000 10.09% Senior Notes due November 7, 2003, as the same has been and may from time to time hereafter be further amended, restated or otherwise modified.

            "NOTE" has the meaning set forth in SECTION 2.4.

            "NOTICE OF BORROWING" means a written notice of a Responsible Officer, appropriately completed and substantially in the form of EXHIBIT D hereto, which shall include a written certification to the effect that (a) the proposed Loan and its intended use are consistent with the terms of this DIP Credit Agreement, and is necessary in order to satisfy any Credit Party's obligations in the ordinary course of business or as otherwise permitted under the DIP Loan Documents, (b) all conditions to borrowing contained in this DIP Credit Agreement and the other DIP Loan Documents have been satisfied in all material respects, and (c) no Event of Default or Default is in existence.

            "OBLIGATIONS" means all obligations, liabilities and indebtedness (monetary or otherwise) of each Credit Party under this DIP Credit Agreement or any other DIP Loan Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. The Obligations shall include, without limitation, each of the Loans, and all obligations, liabilities and indebtedness arising from or in connection with all Ancillary Services.

            "OPERATING EXPENSES" means for any period, all operating expenses of the Credit Parties for such period as reflected in the applicable Budget.

            "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

            "ORIGINAL RESTRUCTURING AGREEMENT" means the Restructuring Agreement dated as of July 15, 2002 by and among Amcast Industrial Corporation, as borrower under the Prepetition Credit Agreement, the "Guarantors" named therein, the Prepetition Agent on behalf of the Prepetition Banks, the Prepetition Noteholders, the Prepetition Line of Credit Lenders and the Prepetition Collateral Agent (as amended).

            "OUTSTANDING AMOUNT" means, as to any DIP Lender, the aggregate principal amount of Loans made by such DIP Lender that are outstanding at the time of determination.

            "PARTICIPANT" has the meaning set forth in SECTION 12.6(b).

            "PAYMENT ACCOUNT" means the account specified on the signature pages hereof into which all payments by or on behalf of Borrower to Agent under the DIP Loan Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "PENSION PLAN" means any "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

            "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

            "PERMITTED LIENS" has the meaning set forth in SECTION 5.2.

            "PERSON" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, hedge fund or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

            "PETITION DATE" means the date upon which the Credit Parties commence a voluntary petition under the Bankruptcy Code or, alternatively, the date on which an involuntary petition is filed against the Borrower.

            "PREPETITION AGENT" means Heritage Bank in its capacity as agent for the Prepetition Banks under the Prepetition Credit Agreement, and the successors of Heritage Bank in such capacity.

            "PREPETITION BANKS" means the "Banks" party to the Prepetition Credit Agreement as of the Petition Date, together with their respective permitted successors and assigns.

            "PREPETITION COLLATERAL" means all collateral securing the Prepetition Obligations.

            "PREPETITION COLLATERAL AGENT" means Heritage Bank in its capacity as collateral agent for the Prepetition Lenders and Prepetition Noteholders pursuant to the terms of the Prepetition Collateral Agency Agreement, and the successors of Heritage Bank in such capacity.

            "PREPETITION COLLATERAL AGENCY AGREEMENT" means that certain Collateral Agency and Intercreditor Agreement dated as of June 5, 2001 by and among Prepetition Agent on behalf of the Prepetition Banks, the Prepetition Noteholders, the Prepetition Line of Credit Lenders and the Prepetition Collateral Agent.

            "PREPETITION CREDIT AGREEMENT" means that certain Credit Agreement dated as of August 14, 1997 by and among Amcast Industrial Corporation, as borrower, the Prepetition Banks, as lenders, and the Prepetition Agent, as administrative agent, as amended by the First Amendment dated as of October 7, 1997, the Second Amendment dated as of August 30, 1998, the Third Amendment dated as of November 5, 1999, the Fourth Amendment dated as of November 28, 1999, the Fifth Amendment dated as of July 7, 2000, the Sixth Amendment dated as of June 5, 2001, the Seventh Amendment dated as of July 23, 2001, the Eighth Amendment dated as of August 6, 2001, the Original Restructuring Agreement, the Amended and Restated Restructuring Agreement, the Amendment, Waiver and Appointment of Successor Agent, and as further amended, restated, supplemented, or otherwise modified from time to time prior to the Petition Date.

            "PREPETITION LENDERS" means the Prepetition Banks and the Prepetition Line of Credit Lenders.

            "PREPETITION LINE OF CREDIT DOCUMENTS" means the promissory notes and other agreements evidencing or relating to the Prepetition Line of Credit Obligations.

            "PREPETITION LINE OF CREDIT LENDERS" means the Prepetition Banks listed on Schedule 4 to the Prepetition Credit Agreement party to the Prepetition Line of Credit Documents as of the Petition Date, together with their successors and assigns, so long as such Prepetition Banks remain party to the Prepetition Credit Agreement.

            "PREPETITION LINE OF CREDIT OBLIGATIONS" means all Debt or other obligations incurred by Borrower to the Prepetition Line of Credit Lenders, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising; provided, however, that the principal amount owing to any Prepetition Line of Credit Lender shall not exceed the amount set forth opposite such Prepetition Line of Credit Lender's name on Schedule 4 to the Prepetition Credit Agreement.

            "PREPETITION LOAN DOCUMENTS" means the Prepetition Credit Agreement and all other agreements, instruments or documents evidencing or securing the Prepetition Credit Agreement, including the Prepetition Collateral Agency Agreement.

            "PREPETITION LOANS" means loans made pursuant to the Prepetition Credit Agreement.

            "PREPETITION NOTE AGREEMENTS" means the Northwestern Note Agreement and the Principal Note Agreement.

            "PREPETITION NOTEHOLDERS" means the noteholders party to either the Northwestern Note Agreement or the Principal Note Agreement as of the Petition Date, together with their respective permitted successors and assigns.

            "PREPETITION TRANSACTION DOCUMENTS" means, collectively, the Prepetition Line of Credit Documents, the Prepetition Loan Documents and the Prepetition Note Agreements.

            "PREPETITION OBLIGATIONS" means all of the Debt and obligations outstanding as of the Petition Date under the Prepetition Transaction Documents.

            "PRIME RATE" means a variable per annum rate, as of any date of determination, equal to the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate and provide prompt written notice thereof to Borrower.

            "PRIME RATE MARGIN" means 1.5% per annum with respect to the Obligations.

            "PRINCIPAL NOTE AGREEMENT" means that Note Agreement, dated as of November 1, 1995, pursuant to which Amcast Industrial Corporation has issued certain $25,000,000 10.09% Senior Notes due November 7, 2003, as the same has been and may from time to time hereafter be further amended, restated or otherwise modified.

            "PROCEEDS" means "proceeds" (as defined in Article 9 of the UCC) of each Credit Party.

            "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "PROPERTY INSURANCE POLICY" means any insurance policy maintained by any Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

            "PRO RATA SHARE" means the Commitment Percentage of such DIP Lender, or in the event the Aggregate Commitment shall have been terminated, the percentage obtained by dividing such DIP Lender's Outstanding Amount by the Total Outstandings.

            "PROTECTIVE ADVANCES" has the meaning set forth in SECTION
2.1(a)(ii).

            "REAL PROPERTY" means the real property owned or leased by any of the Credit Parties, together with the related rights more particularly described in the Information Certificate, including without limitation all buildings, structures and other improvements thereon, and all licenses, easements and appurtenances related thereto.

            "REIMBURSEMENT OBLIGATIONS" means, at any date, the obligations of Borrower then outstanding to reimburse Agent or any DIP Lender for payments made by Agent or any DIP Lender on behalf of the DIP Lenders.

            "REINVESTMENT RESERVE" has the meaning set forth in SECTION 2.3.

            "RELEASE" means depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating or disposing.

            "REQUIRED DIP LENDERS" means at any time DIP Lenders holding (i) not less than fifty-one percent (51%) of the Aggregate Commitment or (ii) if the Aggregate Commitment has been terminated, not less than fifty-one percent (51%) of the Total Outstandings.

            "RESERVES" means the Carve-Out, a reserve for professional and other fees, the Reinvestment Reserve, and such other amounts as Agent may from time to time establish and revise, in each case in the exercise of its reasonable credit judgment exercised in good faith, reducing the amount of Loans which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in the good faith exercise of its reasonable credit judgment, adversely affect, or could reasonably be expected to adversely affect, any of: (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Credit Party or (iii) the Liens and other rights of Agent or any DIP Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Credit Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect accrued and unpaid interest and fees or (d) to reflect the amount of existing tax liens, judgments, mechanic's liens and similar liens and claims, if any. To the extent Agent may, in accordance with any other terms hereof, revise the lending formula(s) used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory, Agent shall not also establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith. In the event that the Agent establishes any Reserve hereunder, the Agent shall have the ability, in its sole discretion, to eliminate all or any portion of such Reserve.

            "RESPONSIBLE OFFICER" means any of the following officers of
Borrower: chief executive officer, chief financial officer or secretary.

            "RESTRICTED DISTRIBUTION" means as to any Person (i) any dividend or other distribution on any equity interest in such Person (except those payable solely in its equity interests of the same class) or (ii) any payment on account of (a) the purchase, redemption, retirement, defeasance, surrender or acquisition of any equity interests in such Person or any claim respecting the purchase of sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.

            "SCHEDULED REAL PROPERTY" means the Real Property of the Credit Parties listed on the Information Certificate.

            "SECURITY DOCUMENTS" means any agreement, document or instrument heretofore executed, executed concurrently herewith or executed at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the Obligations and/or (ii) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the DIP Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

            "SETTLEMENT DATE" has the meaning set forth in SECTION 11.13(a)(ii).

            "STATED RATE" has the meaning set forth in SECTION 2.6(b).

            "STRUCTURING FEE" has the meaning provided in SECTION 2.2(e).

            "SUBORDINATED INTERCOMPANY DEBT" means any Debt of any Credit Party owing to or from any other Credit Party.

            "SUPPORTING OBLIGATIONS" means "supporting obligations" (as defined in Article 9 of the UCC) of each Credit Party.

            "TAXES" has the meaning set forth in SECTION 2.7.

            "TERMINATION DATE" has the meaning set forth in SECTION 2.1(c).

            "TOTAL OUTSTANDINGS" means the aggregate principal amount of Loans made by all DIP Lenders that are outstanding at the time of determination.

            "UCC" means the Uniform Commercial Code of the State of Texas or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

            "UNUSED LINE FEE" has the meaning set forth in SECTION 2.2(b).

            "U.S. TRUSTEE" means the Office of the United States Trustee.

            "VEHICLES" means motor vehicles now or hereafter owned by Borrower and required to be titled pursuant to applicable law.

            SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS.

            Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations

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

made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes concurred with by Borrower's independent public accountants) with the most recent audited consolidated financial statements of Borrower and its consolidated Subsidiaries delivered to Agent and each of the DIP Lenders; provided that if (a) Borrower shall object to determining compliance with the provisions of this DIP Credit Agreement on such basis by written notice delivered to Agent and the DIP Lenders at the time of delivery of required financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) Agent or the Required DIP Lenders shall so object in writing by written notice delivered to Borrower within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Borrower to the DIP Lenders as to which no such objection shall have been made. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

            SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

            References in this DIP Credit Agreement to "Articles", "Sections", "Annexes" or "Exhibits" shall be to Articles, Sections, Annexes or Exhibits of or to this DIP Credit Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.

                                   ARTICLE 2
                                     LOANS

            SECTION 2.1 LOANS.

            (a) Loans and Borrowings.

            (i) On the terms and subject to the conditions set forth herein, each DIP Lender severally agrees to make revolving loans ("LOANS") to Borrower from time to time as set forth herein equal to such DIP Lender's Commitment Percentage of the Loans requested by Borrower hereunder, provided that after giving effect thereto, the Total Outstandings shall not exceed the Loan Limit. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow under this SECTION 2.1(a)(i), prepay Loans as required or permitted under SECTION 2.3, and reborrow Loans pursuant to this
SECTION 2.1(a)(i). Notwithstanding anything to the contrary in any of the DIP Loan Documents, until entry of the Final Financing Order, Total Outstandings shall not exceed the Interim Amount.

            (ii) Subject to the limitations set forth in this SECTION 2.1(a)(ii), Agent is hereby authorized by Borrower and DIP Lenders, from time to time in Required DIP Lenders' sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in SECTION 8.2 have not been

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

satisfied (including, without limitation, the condition precedent that the Total Outstandings not exceed the Loan Limit plus any other then outstanding Protective Advances), to make Loans to Borrower on behalf of the DIP Lenders which Required DIP Lenders, in their reasonable business judgment, deem necessary or desirable (1) to preserve or protect the business conducted by Borrower, the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or
(3) to pay any amount chargeable to Borrower pursuant to the terms of this DIP Credit Agreement, interest payments and costs, fees and expenses as described in
SECTION 10.1 and SECTION 10.4 (any of the advances described in this SECTION 2.1(a)(ii) being hereafter referred to as "PROTECTIVE ADVANCES"); provided that
(i) Protective Advances may only be made with the prior approval of Required DIP Lenders, except for Protective Advances applied in the manner described in the preceding CLAUSE (3), (ii) the aggregate amount of Protective Advances outstanding at any time, exclusive of those made pursuant to the preceding CLAUSE (3), shall not exceed $1,000,000, and (iii) Agent shall be prohibited from making Protective Advances to the extent the making thereof would cause the Total Outstandings (inclusive of Protective Advances) to exceed the Aggregate Commitment.

            (b) Advancing Loans.

            (i) Borrower shall deliver to Agent a Notice of Borrowing with respect to each proposed Borrowing (other than Protective Advances), such Notice of Borrowing to be delivered no later than 11:00 a.m. (Central time) on the second (2nd) Business Day prior to such proposed Borrowing. Once given, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby.

            (ii) Borrower hereby authorizes DIP Lenders and Agent to make Loans based on electronic notices made by any Person which Agent, in good faith, believes to be acting on behalf of Borrower, but only after Agent shall have established procedures acceptable to Agent for accepting electronic Notices of Borrowing, as indicated by Agent's written confirmation thereof. Unless otherwise specified in the applicable Notice of Borrowing, each Loan shall be advanced to Borrower's Account.

            (c) Termination Date. The Aggregate Commitment shall terminate upon the earliest to occur of (i) the Commitment Expiry Date, (ii) the date on which Agent or Required DIP Lenders elect to terminate the Aggregate Commitment and/or accelerate the Obligations pursuant to SECTION 9.2, (iii) the occurrence of an Event of Default under SECTION 9.1(s), (iv) the sale of all or substantially all of Borrower's assets in violation of SECTION 5.6, or (v) the effective date of a confirmed Bankruptcy Plan that provides for payment in full of the Obligations or is otherwise acceptable to Agent and the DIP Lenders (such earliest date being the "TERMINATION DATE"), and there shall become due and Borrower shall pay on the Termination Date, the entire outstanding principal amount of each Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date.

            (d) Optional Commitment Reductions. Borrower may from time to time, on at least three (3) Business Days prior written notice to Agent and the Committee specifying the date and amount of such reduction, permanently reduce the Aggregate Commitment in part; provided that each reduction shall be in an amount equal to $1,000,000 or a higher integral multiple of $1,000,000.

            SECTION 2.2 INTEREST, INTEREST CALCULATIONS AND CERTAIN FEES.

            (a) Interest. The Loans and the other Obligations shall bear interest at the sum of the Prime Rate plus the applicable Prime Rate Margin; provided, however that if the Prime Rate ever falls below 4.75% per annum, the Prime Rate shall be deemed to be equal to 4.75% per annum.

            (b) Unused Line Fee. From and following the Effective Date, Borrower shall pay Agent, for the benefit of the DIP Lenders in accordance with their respective Pro Rata Shares, a fee (the "UNUSED LINE FEE") in an amount equal to
(1) (A) the Aggregate Commitment less (B) the average daily balance of the Total Outstandings during the preceding calendar month, multiplied by (2) three-quarters of one percent (0.75%) per annum. The Unused Line Fee is to be paid monthly in arrears on the last day of each calendar month.

            (c) Closing Fee. Borrower shall pay to Agent, for the benefit of the DIP Lenders, in accordance with their respective Pro Rata Shares, a closing fee (the "CLOSING FEE") equal to $200,000, which fee shall be due and payable as follows: (1) $100,000 payable upon entry by the Bankruptcy Court of the Interim Financing Order, and (2) $100,000 payable upon entry by the Bankruptcy Court of the Final Financing Order.

            (d) Administration Fee. Borrower shall pay to Agent, for the sole account of Agent, an administration fee (the "ADMINISTRATION FEE") equal to $6,500 per month, payable upon entry by the Bankruptcy Court of the Interim Financing Order and on the last day of each month. Each portion of the Administration Fee shall be fully earned when due and payable and shall not be subject to rebate, refund or proration for any reason.

            (e) Structuring Fees. Upon the effective date of the Bankruptcy Plan, Borrower shall pay to Highland a structuring fee (the "STRUCTURING FEE") equal to $400,000. The Structuring Fee shall be fully earned when due and payable and shall not be subject to rebate, refund or proration for any reason.

            (f) Audit Fee. Borrower shall pay to Agent, an audit fee (the "AUDIT FEE") equal to $800 per day per auditor for each audit performed by employees of Agent or Highland plus reasonable out-of-pocket expenses (other than charges for each auditor, which charges shall be satisfied from the $800 per day per auditor amount) incurred by such auditors, plus all reasonable actual costs and charges of third party appraisers and third party professionals engaged by Agent or Highland to review, audit and monitor the assets of the Credit Parties.

            (g) Computation of Interest and Related Fees; Interest Payment Dates. All interest and fees under each DIP Loan Document shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. The date of funding of a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day's interest shall be charged. Interest on all Loans is payable in arrears on the last day of each calendar month and on the maturity of such Loans, whether by acceleration or otherwise.

            SECTION 2.3 PREPAYMENTS.

            (a) Mandatory Prepayments. There shall become due and payable and Borrower shall prepay the Loans to the extent required by SECTION 2.3(c) in the following amounts and at the following times:

            (i) on the date on which any Credit Party (or Agent as loss payee or assignee) receives any payment which constitutes Major Casualty Proceeds, an amount equal to the amount of such payment; provided that the recipient (other than Agent) of any payment which constitutes Major Casualty Proceeds may reinvest such payment within thirty (30) days, in replacement assets comparable to the assets giving rise to such payment; provided that the aggregate amount which may be reinvested by each Credit Party pursuant to the preceding proviso may not exceed $100,000 in any Fiscal Year without written consent from Required DIP Lenders;

            (ii) on the date of receipt by any Credit Party of the proceeds from the issuance and sale of any Debt (other than the Loans) or equity securities, an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such issuance and sale;

            (iii) on the date of receipt by any Credit Party of the proceeds of any Asset Disposition, an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition; provided that such Credit Party may reinvest such proceeds within sixty (60) days of receipt thereof in assets useful in such Credit Party's business; provided that the aggregate amount which may be reinvested by each Credit Party pursuant to the preceding proviso may not exceed $100,000 in any Fiscal Year without written consent from Required DIP Lenders; and

            (iv) if at any time the Total Outstandings exceed the Loan Limit, then, on the next succeeding Business Day, Borrower shall repay the Loans in the manner specified in SECTION 2.5(a) in an aggregate amount equal to such excess.

Any amounts permitted to be reinvested pursuant to the preceding CLAUSES (i) or
(iii) shall be immediately applied by Borrower as a prepayment against then outstanding Loans, and Agent shall establish a reserve (the "REINVESTMENT RESERVE") against the Loan Limit in an amount equal to such permitted reinvestment amount. So long as no Event of Default then exists, Agent shall permit Borrowings to finance the making of reinvestments permitted pursuant to the preceding CLAUSES (i) or (iii), and shall concurrently reduce the Reinvestment Reserve by an equivalent amount. Any remaining portion of the Reinvestment Reserve shall be reduced to zero (0) upon the expiration of the applicable reinvestment periods pursuant to the preceding CLAUSES (i) or (iii) and the Aggregate Commitment shall be immediately reduced by such amount.

            (b) Optional Prepayments. Borrower may from time to time, subject to the provisions of SECTION 2.3(c), prepay the Loans in whole or in part; provided that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000. No payment pursuant to this SECTION 2.3(b) shall reduce the amount of any payment required by SECTION 2.3(a).

            (c) All Prepayments. Prior to each prepayment pursuant to this
SECTION 2.3, Borrower shall give at least one (1) Business Day's prior written notice to Agent specifying the date and amount of such prepayment and Agent shall notify each DIP Lender of such notice. Any prepayment of a Loan shall include interest on the principal amount being repaid. Any amounts prepaid under this SECTION 2.3 shall be applied in accordance with SECTION 9.5 hereof.

            SECTION 2.4 NOTES.

            If requested by any DIP Lender, the portion of the Loans made by such DIP Lender shall be evidenced by a promissory note executed by Borrower (a "NOTE") in an original principal amount equal to such DIP Lender's Pro Rata Share of the Aggregate Commitment.

            SECTION 2.5 GENERAL PROVISIONS REGARDING PAYMENT; LOAN ACCOUNT.

            (a) All payments to be made by Borrower under any DIP Loan Document, including payments of principal and interest on the Loans, and all fees, expenses, indemnities and reimbursements, shall be made without set-off or counterclaim, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Borrower shall make all payments in immediately available funds to the Payment Account before noon (Central time) on the date when due. Notwithstanding anything to the contrary set forth in this SECTION 2.5(a), Agent shall be permitted, in its sole discretion, but subject to the limitations set forth in SECTION 2.1(a)(ii), to satisfy any of the payment obligations described in this SECTION 2.5(a) through the making of Protective Advances.

            (b) Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record Loans and other extensions of credit made by the DIP Lenders hereunder or under any other DIP Loan Document, and all payments thereon made by Borrower. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Agent by Borrower absent clear and convincing evidence to the contrary, subject to review by the Bankruptcy Court; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay all amounts owing hereunder or under any other DIP Loan Document. Unless Borrower notifies Agent in writing of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty (30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

            SECTION 2.6 MAXIMUM INTEREST.

            (a) In no event shall the interest charged with respect to the Loans or any other Obligations of Borrower under any DIP Loan Document exceed the maximum amount permitted under the laws of the State of Texas or of any other applicable jurisdiction.

            (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other DIP Loan Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

            (c) In no event shall the total interest received by any DIP Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any DIP Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

            (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any DIP Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

            SECTION 2.7 TAXES.

            (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, excise, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by Agent's or any DIP Lender's net income by the jurisdictions under which Agent or such DIP Lender is organized or conducts business (all non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will: (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (c) pay to Agent for the account of Agent and DIP Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each DIP Lender will equal the full amount Agent and such DIP Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any DIP Lender with respect to any payment received by Agent or such DIP Lender hereunder, Agent or such DIP Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which Agent or such DIP Lender first made demand therefor.

            (b) If Borrower fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective DIP Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and DIP Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any DIP Lender as a result of any such failure.

            (c) Each DIP Lender that (i) is organized under the laws of a jurisdiction other than the United States of America and (ii)(A) is a party hereto on the Closing Date or (B) becomes an assignee of an interest under this DIP Credit Agreement under SECTION 12.6(a) after the Closing Date (unless such DIP Lender was already a DIP Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Agent one or more (as Borrower or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such DIP Lender's entitlement to exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any DIP Lender pursuant to this
SECTION 2.7 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such DIP Lender to comply with this paragraph.

            SECTION 2.8 CAPITAL ADEQUACY.

            If any DIP Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any DIP Lender or any Person controlling such DIP Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such DIP Lender's or such controlling Person's capital as a consequence of such DIP Lender's obligations hereunder to a level below that which such DIP Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such DIP Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such DIP Lender or such controlling Person to be material, then from time to time, upon demand by such DIP Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such DIP Lender such additional amount as will compensate such DIP Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such DIP Lender first made demand therefor.

            SECTION 2.9 ANCILLARY SERVICES.

            Borrower may from time to time request, and Agent or any DIP Lender that is an Affiliate of a Designated DIP Lender Affiliate may, in its sole discretion, from time to time arrange for Borrower to obtain from Agent or any Designated DIP Lender Affiliate, Ancillary Services although Borrower is not required to do so. To the extent Ancillary Services are provided, Borrower agrees to indemnify and hold Agent and DIP Lenders harmless from any and all costs and obligations now or hereafter incurred by Agent or any DIP Lenders which arise from the indemnity given by Agent or any DIP Lender to any Designated Lender Affiliates related to such Ancillary Services. The agreement contained in this SECTION 2.9 shall survive termination of this DIP Credit Agreement. Borrower acknowledges and agrees that the obtaining of Ancillary Services (a) is in the sole and absolute discretion of Agent and each Designated DIP Lender Affiliate, and (b) is subject to all rules and regulations of Agent and each applicable Designated DIP Lender Affiliate.

                                   ARTICLE 3
                          REPRESENTATION AND WARRANTIES

            To induce Agent and DIP Lenders to enter into this DIP Credit Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Agent and each DIP Lender that:

            SECTION 3.1 EXISTENCE AND POWER.

            Except as set forth in the Information Certificate, each Credit Party is an entity as specified on the Information Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction specified on the Information Certificate, has an organizational identification number (if any) as specified on the Information Certificate, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on the Information Certificate, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.2 ORGANIZATION AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.

            The execution, delivery and performance by each Credit Party of the DIP Loan Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official that has not been obtained or taken (except for the entry of the Financing Orders), will not result in the creation of any Lien (other than Liens permitted under SECTION 5.2) and, upon entry of the applicable Financing Order, do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement entered into after the Petition Date, judgment, injunction, order, decree or other instrument entered into after the Petition Date binding upon it, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.3 BINDING EFFECT.

            Each of the DIP Loan Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, subject to the Financing Order.

            SECTION 3.4 CAPITALIZATION.

            The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, and other than with respect to the equity securities of Borrower, free and clear of all Liens other than Liens in favor of Agent for the benefit of Agent and the DIP Lenders and Liens on the Prepetition Collateral securing the Prepetition Obligations, and such equity securities were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity as of the Closing Date, of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on the Information Certificate; provided that, with respect to Borrower, the Information Certificate shows the identity and ownership of equity holders that hold five percent (5%) or more of the equity securities of Borrower or who are officers or directors of Borrower. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

            SECTION 3.5 FINANCIAL INFORMATION.

            (a) The consolidated balance sheet of the Credit Parties as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by Ernst & Young, copies of which have been delivered to Agent, fairly present, in conformity with GAAP, the consolidated financial position of Borrower and its consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity (or comparable calculation) and cash flows for such period.

            (b) The unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as of September 30, 2004 and the related unaudited consolidated statements of operations and cash flows for the 3 fiscal months then ended, copies of which have been delivered to Agent, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in SECTION 3.5(a), the consolidated financial position of Borrower and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the 3 fiscal months then ended (subject to normal year-end adjustments and the absence of footnote disclosures).

            (c) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct and the amounts shown therein as "Eligible Receivables" and "Eligible Inventory" have been determined as provided in the DIP Loan Documents.

            SECTION 3.6 LITIGATION.

            Except as set forth in the Information Certificate, and other than the Bankruptcy Cases, as of the Closing Date, there are no (a) lawsuits, actions, investigations, or other proceedings pending or, to any Credit Party's knowledge, threatened against any Credit Party, or in respect of which any Credit Party may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal; (b) orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Credit Party is a party or by which the property or assets of any Credit Party are bound; or (c) grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Credit Party or threats of work stoppage, strike, or pending demands for collective bargaining, in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the DIP Loan Documents.

            SECTION 3.7 OWNERSHIP OF PROPERTY.

            Each Credit Party is the lawful owner of, has good and defensible title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by such Person, except as disposed of in accordance with SECTION 5.6, and such properties and assets are free and clear of all Liens, except those permitted under SECTION 5.2 hereto.

            SECTION 3.8 NO DEFAULT.

            No Default or Event of Default has occurred and is continuing; and no Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected (other than solely as a result of the filing of the Bankruptcy Cases), which breach or default could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.9 LABOR MATTERS.

            As of the Closing Date, there are no strikes or other labor disputes pending or, to any Credit Party's knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the DIP Loan Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

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            SECTION 3.10 REGULATED ENTITIES.

            No Credit Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940. No Credit Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

            SECTION 3.11 MARGIN REGULATIONS.

            None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

            SECTION 3.12 COMPLIANCE WITH LAWS

            As of the Closing Date, each Credit Party is in compliance with the requirements of all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except where the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.13 TAXES.

            All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except where subject to a Permitted Contest. All state and local sales and use Taxes required to be paid by each Credit Party have been paid except where subject to a Permitted Contest. All Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made except where subject to a Permitted Contest.

            SECTION 3.14 COMPLIANCE WITH ERISA.

            (a) All required reports and documents with respect to any Pension Plan have been properly filed with the appropriate governmental agencies. All Pension Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the current applicable provisions of ERISA and the Code. With respect to each Pension Plan, there have been no non-exempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code that have not been reported and corrected.

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

            (b) During the twelve (12) fiscal month period prior to the Closing Date or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or Regulation 2510.3 - 102(b)(1) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

            SECTION 3.15 BROKERS.

            Except as set forth in the Information Certificate, no broker, finder or other intermediary retained by any Credit Party has brought about the obtaining, making or closing of the transactions contemplated by the DIP Loan Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

            SECTION 3.16 BUDGETS.

            Each Budget, at the time prepared and delivered to Agent, was prepared by the Credit Parties' financial personnel and represents the good faith belief of such Persons at such time as to the probable course of the Credit Parties' business and financial affairs, over the periods shown therein, subject to the assumptions stated therein.

            SECTION 3.17 EMPLOYMENT, EQUITYHOLDERS AND SUBSCRIPTION AGREEMENTS.

            Except for the DIP Loan Documents and the other agreements set forth in the Information Certificate, as of the Closing Date there are no (i) employment agreements covering the management of any Credit Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Credit Party, (iii) agreements, in any way material to any Credit Party, for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound or (iv) material agreements regarding any Guarantor, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound.

            SECTION 3.18 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS MATERIALS.

            Except in each case as set forth on the Information Certificate, to the knowledge of Borrower:

            (a) No Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any remedial action under any Environmental Law or which could reasonably be expected to have a Material Adverse Effect. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, nor is any such property affected by any Hazardous Materials Contamination which could reasonably be expected to have a Material Adverse Effect.

            (b) No underground storage tanks are located on any properties now or previously owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled.

            (c) None of the following are or will hereafter be located in or on, or constitute part of, any property now or previously owned, leased or operated by any Credit Party in any significant quantity: friable asbestos or friable asbestos-containing material in any form or condition; urea formaldehyde insulation; transformers or other Equipment which contain dielectric fluid containing polychlorinated biphenyls; or leaded paint, except as may be brought on such property for use or sale in connection with the current use of such property.

            (d) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on any property now or previously owned, leased or operated by any Credit Party.

            (e) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to more than an insignificant quantity of Hazardous Materials or Hazardous Materials Contamination is in existence or, to Borrower's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Credit Party. All such properties and their existing and prior uses, and any disposal of Hazardous Materials from any thereof, comply and at all times have complied with all Environmental Laws applicable at the time thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect. There is no condition on any of such properties which is in violation in any material respect of any Environmental Laws and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists.

            (f) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Borrower has knowledge in relation to the current or prior business of Borrower or any property or facility now or previously owned, leased or operated by any Credit Party which has not been delivered to Agent or a consultant retained by Agent, other than prior environmental reports relating to facilities for which current reports have been delivered and other than environmental reports relating to facilities disposed of by Borrower prior to the Closing Date.

            (g) For purposes of this SECTION 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Credit Party.

            SECTION 3.19 INTELLECTUAL PROPERTY.

            Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party and all Intellectual Property owned or licensed by any Credit Party as of the Closing Date and registered with the U.S. government, any foreign government or any agency or department thereof or for which applications are pending in the name of any Credit Party is set forth on the Information Certificate. All material Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. To Borrower's knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.20 REAL PROPERTY INTERESTS.

            Except for the ownership, leasehold or other interests set forth in the Information Certificate, no Credit Party has, as of the Closing Date, any ownership, leasehold or other interest in real property.

            SECTION 3.21 MATTERS RELATING TO COLLATERAL.

            (a) The entry of the Financing Order is effective to create in favor of Agent, for the benefit of DIP Lenders, as security for the Obligations, a valid first priority Lien on all of the Collateral, subject only to the Liens described in the Financing Order as being senior to the Obligations.

            (b) Except for the Financing Order, no authorization, approval or other action by, and no notice to or filing with, any government authority is required for either (i) the pledge or grant by each Credit Party of the Liens purported to be created in favor of Agent pursuant to this DIP Credit Agreement or any of the Security Documents or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to this DIP Credit Agreement, any of the Security Documents or created or provided for by applicable law), except for any necessary filings or recordings and except as may be required, in connection with the disposition of any pledged Collateral, by laws generally affecting the offering and sale of securities.

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

            SECTION 3.22 CONTINUED BUSINESS.

            Other than as a result of the filing and pendency of the Bankruptcy Cases, there exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Credit Party and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Credit Party, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Credit Party in any respect or prevent a Credit Party from conducting such business or the transactions contemplated by this Agreement in substantially the same manner which it was theretofore conducted.

            SECTION 3.23 INSURANCE.

            Each Credit Party maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same business as such Credit Party.

            SECTION 3.24 FULL DISCLOSURE.

            None of the information (financial or otherwise) furnished by or on behalf of any Credit Party to Agent or any DIP Lender in connection with the consummation of the transactions contemplated by the DIP Loan Documents, including without limitation the information set forth in the Information Certificate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. After due inquiry by Borrower, there is no known fact which Borrower has not disclosed to Agent and the DIP Lenders which has a material adverse effect on the business, operations or condition (financial or otherwise) of any Credit Party. The Information Certificate is true, correct and complete as of the date of this DIP Credit Agreement.

            SECTION 3.25 CONSENTS OR APPROVALS.

            No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Credit Party in connection with the execution, delivery or performance of any of the DIP Loan Documents which has not already been obtained or completed, other than the consents, authorizations and approvals of the Bankruptcy Court.

            SECTION 3.26 REPRESENTATIONS AND WARRANTIES INCORPORATED FROM OTHER DIP LOAN DOCUMENTS.

            As of the Closing Date, each of the representations and warranties made in the other DIP Loan Documents by each Credit Party is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.

                                   ARTICLE 4
                              AFFIRMATIVE COVENANTS

            Borrower agrees that, so long as any Credit Exposure exists:

            SECTION 4.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

            Each Credit Party will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the DIP Lenders hereunder, and will deliver to Agent, and, in the case of the deliveries required by PARAGRAPHS (a) through (f) and (l) through (t), each DIP Lender:

            (a) as soon as practicable and in any event within thirty (30) days after the end of each fiscal month (including the last fiscal month of Borrower's Fiscal Year), a consolidated and consolidating balance sheet of the Credit Parties as at the end of such fiscal month and the related consolidated statements of operations and cash flows for such fiscal month, and for the portion of the Fiscal Year ended at the end of such fiscal month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such fiscal month and for such portion of the Fiscal Year ended at the end of such fiscal month set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to SECTION 4.1(l), all in reasonable detail and certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Credit Parties and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of Borrower, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures; notwithstanding the foregoing, for each fiscal month that is the last month of Borrower's Fiscal Year, Borrower shall (i) within thirty (30) days after the end of such month, deliver to Agent and each DIP Lender a preliminary unaudited earnings statement and (ii) within sixty (60) days after the end of such month, deliver to Agent and each DIP Lender the other financial statements and reports described hereinabove;

            (b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of the Credit Parties as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to SECTION 4.1(l), certified (solely with respect to such consolidated statements (and not with respect to such annual operating and capital expenditure budgets and cash flow forecasts)) without qualification (except for a going concern qualification) by independent public accountants acceptable to Agent of nationally recognized standing;

            (c) together with each delivery of financial statements pursuant to SECTIONS 4.1(a) and 4.1(b), a Compliance Certificate;

            (d) together with each delivery of financial statements pursuant to 4.1(b) above, a written statement by the independent public accountants giving the report thereon stating that their audit examination has included a review of the terms of this DIP Credit Agreement as it relates to accounting matters;

            (e) promptly upon receipt thereof, copies of all reports submitted to any Credit Party by independent public accountants in connection with each annual, interim or special audit of the financial statements of any Credit Party made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

            (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any successor and (iii) all press releases and other statements made available generally by any Credit Party concerning material developments in the business of any Credit Party;

            (g) promptly upon any officer of any Credit Party obtaining knowledge (i) of the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in any Credit Party's certified accountant or any resignation, or decision not to stand for re-election, by any member of any Credit Party's board of directors (or comparable body), (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under any material agreement or instrument (other than the DIP Loan Documents) to which any Credit Party is a party or by which any of its assets is bound,
(iv) of the institution of any litigation or arbitration (other than the Bankruptcy Cases and related matters) involving an alleged liability of any Credit Party equal to or greater than $250,000 or any adverse determination in any litigation or arbitration involving a potential liability of any Credit Party equal to or greater than $250,000 or (v) the assertion of any indemnity claim against any Credit Party in an amount equal to or greater than $250,000, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

            (h) promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any Guarantor furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), (v) any material increase in the contingent liability of each Credit Party with respect to any post-retirement welfare plan benefit or (vi) any notice that any

Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such Plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such Plan is or may be terminated, or that any such Plan is or may become insolvent, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposed to take with respect thereto;

            (i) promptly upon any officer of any Credit Party obtaining knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any officer of any Credit Party becomes aware of (x) the existence or alleged existence of a violation of any Environmental Law by any Credit Party or the incurrence of any material liability, obligation, loss, damage, cost, expense, fine, penalty or sanction by any Credit Party or the requirement on any Credit Party to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Credit Party, or due to the operations or activities of any Credit Party or any other Person on or in connection with any such property or any part thereof or (y) any Release or threatened Release on any of such properties of Hazardous Material, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto, provided that for the purposes of this Section each Credit Party shall be deemed to include any business or business entity which is, in whole or in part, a predecessor of such Credit Party;

            (j) promptly upon any officer of any Credit Party obtaining knowledge that any Credit Party has either (x) registered or applied to register any Intellectual Property with the U.S. government, any foreign government or any agency or department thereof, or (y) acquired any interest in real property (including leasehold interests in real property), a certificate of a Responsible Officer describing such Intellectual Property and/or such real property in such detail as Agent shall reasonably require;

            (k) copies of any reports or notices related to any material taxes and any other material reports or notices received by any Credit Party from, or filed by any Credit Party with, any Federal, state or local governmental agency or body, other than tax returns; and, upon reasonable request by Agent, copies of tax returns filed by any Credit Party;

            (l) on or before the Tuesday of each week hereafter, a variance report reflecting, on a line-item basis, the actual cash receipts and expenditures for the preceding week and the percentage variance of such actual results (and brief explanation of variances) from those reflected in the Budget for such week, in form and substance reasonably satisfactory to Agent and the Required DIP Lenders;

            (m) as soon as available and in any event no later than noon (Central time) on the second (2nd) Business Day of each week, and from time to time upon the request of Agent (which request may be made more frequently, as requested by Agent, but only to the extent that Borrower is able to produce such more frequent reporting), a Borrowing Base Certificate as of the prior Saturday (or, in the case of Borrowing Base Certificates requested more frequently than weekly, as of the second preceding Business Day), in each case accompanied by schedules of sales made, credits issued and cash received for and during the period since the Borrowing Base Certificate most recently delivered to Agent, and also accompanied by schedules detailing the weekly accrued and unpaid fees and expenses included in the Carve-Out, with detailed back-up as to each professional, rolling forward its respective balance reflecting payments made and bills accrued;

            (n) as soon as available and in any event no later than noon (Central time) on each Tuesday, and from time to time upon the request of Agent (which request may be made as frequently as daily), Account and Inventory eligibility calculations and supporting detail, which may include (i) agings of Accounts, (ii) separate identification of Accounts arising prior to, on and after, the Petition Date, and (iii) reconciliation reports with respect to the Borrowing Base Certificate most recently delivered to Agent, the financial statements of Borrower delivered to Agent, Borrower's general ledger and/or the reports required pursuant to this paragraph and PARAGRAPH (o) below, each in form and substance, and with such supporting detail and documentation, as may be reasonably requested by Agent;

            (o) as soon as available and in any event no later than noon (Central time) on each Tuesday, (i) perpetual Inventory reports, (ii) separate listings of Inventory arising prior to, on and after, the Petition Date, and
(iii) Inventory reports by location and category (and including the amounts of Inventory and the value thereof at, any leased locations and at premises of warehouses, consignees, processors or other third parties);

            (p) upon Agent's reasonable request, (i) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, consignees, processors and other third parties from time to time in possession of any Collateral), (ii) copies of customer statements and credit memos, remittance advices and reports and copies of deposit slips and bank statements, (iii) copies of shipping and delivery documents, and (iv) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Credit Party;

            (q) within two (2) Business Days after any request therefor, such additional information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Agent or any DIP Lender may reasonably request;

            (r) upon the request of Agent from time to time, a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a DIP Lender) with respect to the components of the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of the respective Credit Party) and Inventory (including verification as to the value, location and respective types);

            (s) upon the request of Agent from time to time, updated schedules of Equipment and Real Property, showing location of each such item of Collateral;

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

            (t) upon the reasonable request of Agent, Agent may require the Borrower to obtain and deliver to Agent, or may itself, or through any of its officers, employees or agents, obtain, in either case at Borrower's expense, appraisal reports in form, substance, scope and methodology, and from appraisers, satisfactory to Agent, stating the then current market values of all or any portion of the Collateral (including, without limitation, Inventory, Real Property and Equipment); Borrower shall allow Agent or Highland to obtain such appraisals of Collateral not less frequently than once per calendar quarter (or twice per year with respect to Collateral constituting Equipment); in addition, from time to time, if Agent or any DIP Lender determines that obtaining appraisals is necessary in order for Agent or such DIP Lender to comply with applicable laws or regulations, Borrower shall obtain and deliver to Agent, or Agent may itself, or through any of its officers, employees or agents, obtain, in either case at Borrower's expense, appraisal reports, in form and substance, and from appraisers, satisfactory to Agent stating the then current fair market values of all or any portion of the Collateral;

            (u) on or before the Tuesday of each week hereafter, an updated Budget, including an updated rolling 13-week financial forecast and cash flow projection in form and substance satisfactory to Agent, reflecting, on a line-item basis, anticipated cash receipts and expenditures and anticipated Net Borrowing Availability for each week during the succeeding month, in form reasonably satisfactory to Agent and the Required DIP Lenders; and

            (v) with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by Agent or any DIP Lender.

            SECTION 4.2 PAYMENT AND PERFORMANCE OF OBLIGATIONS.

            Each Credit Party (i) will pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities which are the subject of a Permitted Contest or are otherwise effectively stayed or the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) will maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iii) will not breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect or are otherwise effectively stayed.

            SECTION 4.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

            Each Credit Party will continue to engage in business of the same general type as they now conduct and will preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

            SECTION 4.4 MAINTENANCE OF PROPERTY; INSURANCE.

            (a) Each Credit Party will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

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            (b) Borrower will maintain, and will cause each Guarantor to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost (subject to the deductibles provided for in such policies) of all such property and consequential loss coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Agent and (ii) such other insurance coverage in such amounts and with respect to such risks as Agent may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent.

            (c) On or prior to the Effective Date, each Credit Party will cause Agent to be named as an additional insured, assignee and loss payee, as applicable, on each insurance policy required to be maintained pursuant to this
SECTION 4.4 pursuant to endorsements in form and content acceptable to Agent. Each Credit Party will deliver to Agent and the DIP Lenders (i) on the Effective Date, a certificate from each Credit Party's insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any DIP Lender through Agent from time to time, full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this DIP Credit Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by each Credit Party.

            (d) In the event each Credit Party fails to provide Agent with evidence of the insurance coverage required by this DIP Credit Agreement, Agent may purchase insurance at each Credit Party's expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect each Credit Party's interests. The coverage purchased by Agent may not pay any claim made by any Credit Party or any claim that is made against any Credit Party in connection with the Collateral. A Credit Party may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Credit Party has obtained insurance as required by this DIP Credit Agreement. If Agent purchases insurance for the Collateral, the Credit Parties will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance each Credit Party is able to obtain on its own.

            SECTION 4.5 COMPLIANCE WITH LAWS.

            Each Credit Party will comply with the requirements of all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including

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

Environmental Laws and ERISA and the rules and regulations thereunder), except as otherwise permitted by the Bankruptcy Court or where the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

            SECTION 4.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS.

            Each Credit Party will keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, at the sole cost of the respective Credit Party, representatives of Agent and Highland and of any DIP Lender to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of the Collateral and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may be warranted in the reasonable credit judgment of the Agent or the Required DIP Lenders, it being the intent of certain of the DIP Lenders to make such visits and inspections and conduct such audits and analyses no less frequently than quarterly (semi-annually for Collateral comprised of Equipment). In the absence of an Event of Default, Agent or any DIP Lender exercising any rights pursuant to this SECTION 4.6 shall give such Credit Party commercially reasonable prior notice of such exercise and shall take reasonable steps not to interfere with the conduct of Borrower's business during such inspection. No notice shall be required during the existence and continuance of any Event of Default.

            SECTION 4.7 USE OF PROCEEDS.

            Borrower will use the proceeds of the Loans solely for the following purposes and in the following order of application: (a) for payment of transaction fees and expenses incurred in connection with the preparation, filing and administration of the Bankruptcy Cases and the DIP Loan Documents, in accordance with the Budget, (b) to pay interest, fees, and expenses under the DIP Loan Documents in accordance with the terms thereof, (c) for operating expenses and working capital needs of the Credit Parties in a manner consistent with the Budget, and (d) to pay permitted pre-petition claim payments, adequate protection payments as set forth in the Financing Order, and certain other administrative costs and expenses, in each case, to the extent consistent with the Budget. In particular, Borrower shall be entitled to use proceeds of the Loans to pay all fees and reasonable professional fees and expenses payable to Agent and Highland hereunder (including without limitation legal, financial advisors and consultants, appraisal, audit and valuation-related fees and expenses), regardless of whether incurred prior to or after the Closing Date. Except as otherwise provided in the Financing Order, in no event shall any portion of the Loans be used to pay costs or expenses incurred in connection with the investigation, commencement of, or prosecution or other action regarding, or any objection, defense or counterclaim to, (a) any claims that are adverse to the Prepetition Transaction Documents or any Liens securing the Prepetition Obligations or against the Prepetition Agent, any Prepetition Lender, any Prepetition Noteholder, or any of their agents, attorneys, advisors or representatives, (b) any claims that are adverse to the DIP Loan Documents or any Liens securing the Obligations or against the Agent, any DIP Lender, or any of their agents, attorneys, advisors or representatives, or (c) to fund the acquisitions, Capital Expenditures, capital leases, or other transactions of any Credit Party that are not in the ordinary course of such Credit Party's business other than as set forth in the Budget. Notwithstanding the foregoing, with respect to the sixty (60) day investigation period for the Committee, fees and expenses for such investigation not to exceed $25,000 shall be available from the proceeds of the Loans.

            SECTION 4.8 DIP LENDERS' MEETINGS.

            Within forty-five (45) days after the end of each Fiscal Year, and at such other times as are reasonably requested by Agent or the Required DIP Lenders, Borrower will conduct a meeting of Agent and the DIP Lenders to discuss the applicable fiscal period's results and the financial condition of the Credit Parties at which shall be present a Financial Officer and such officers of the Credit Parties as may be reasonably requested to attend by Agent or the Required DIP Lenders, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the DIP Lenders and to Borrower.

            SECTION 4.9 HAZARDOUS MATERIALS; REMEDIATION.

            Each Credit Party will provide Agent within thirty (30) days after demand therefor with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent's reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

            SECTION 4.10 FURTHER ASSURANCES.

            Each Credit Party will, at their own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required DIP Lenders may from time to time reasonably request in order to carry out the intent and purposes of the DIP Loan Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for the benefit of the DIP Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired.

            SECTION 4.11 COOPERATION.

            Each Credit Party will cooperate with Agent and its financial advisors in providing to Agent and such advisors such information as is necessary in order to permit Agent and such advisors to evaluate the Budgets delivered hereunder, and to prepare periodic reconciliations of the Credit Parties' actual performance to their performance projected in such Budgets.

            SECTION 4.12 DEBT RATINGS.

            As soon as practicable and at its own expense, Borrower shall use commercially reasonable efforts to obtain a rating of the Debt evidenced by the DIP Loan Documents.

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

            SECTION 4.13 BUDGET.

            Borrower shall deliver to Agent a Budget for the period through April 30, 2005 at least three (3) days prior to any hearing related to the Final Financing Order and must be attached to the Final Financing Order.

                                    ARTICLE 5
                               NEGATIVE COVENANTS

            Borrower agrees that, so long as any Credit Exposure exists:

            SECTION 5.1 DEBT.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, or any contingent obligations that would be Debt hereunder if they were non-contingent, except for:

            (a) Debt under the DIP Loan Documents; and

            (b) Debt or such contingent obligations outstanding on the date of this DIP Credit Agreement as set forth in the Information Certificate.

            SECTION 5.2 LIENS.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) Liens created by the Security Documents securing the Obligations;

            (b) Liens existing on the date of this DIP Credit Agreement other than the Liens of the Prepetition Lenders and the Prepetition Noteholders as set forth in the Information Certificate ("PERMITTED LIENS") or as otherwise disclosed in the title policies, if any, issued in connection with the execution and delivery of the Security Documents;

            (c) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty;

            (d) Liens arising in the ordinary course of business (i) in favor of carriers, warehousemen, mechanics and materialmen, and other similar Liens imposed by law and (ii) in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

            (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings; provided that the

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

execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

            (f) Liens granted under the Financing Order;

            (g) any interest of a lessor or sublessor under any lease entered into by Borrower or any Guarantor in the ordinary course of business and covering only the assets so leased;

            (h) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Guarantor;

            (i) Liens on Prepetition Collateral securing the Prepetition Obligations;

            (j) the Carve-Out; and

            (k) the replacement, extension or renewal of any lien permitted above arising out of the permitted extension, renewal or replacement of the Debt secured thereby.

            SECTION 5.3 RESTRICTED DISTRIBUTIONS.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided that the foregoing shall not restrict or prohibit any wholly-owned Guarantor from making dividends or distributions to Borrower or any other wholly-owned Guarantor (other than a CTC Company).

            SECTION 5.4 RESTRICTIVE AGREEMENTS.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly (i) enter into or assume any agreement (other than the DIP Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Guarantor to: (1) pay or make Restricted Distributions to Borrower or any other Guarantor; (2) pay any Debt owed to Borrower or any other Guarantor; (3) make loans or advances to Borrower or any other Guarantor; or (4) transfer any of its property or assets to Borrower or any other Guarantor, in each case, other than the Prepetition Transaction Documents.

            SECTION 5.5 PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT.

            (a) Borrower will not, and will not permit any Guarantor to, directly or indirectly, (i) declare, pay, make or set aside any amount for payment in respect of Subordinated Intercompany Debt; or (ii) amend or otherwise modify the terms of any Subordinated Intercompany Debt.

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

            SECTION 5.6 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly (a) consolidate or merge with or into any other Person or (b) sell, lease, license or otherwise transfer, directly or indirectly, any of its or their assets, other than (i) sales of Inventory in the ordinary course of their respective businesses, (ii) dispositions of Cash Equivalents, (iii) disposition of obsolete, worn-out or unused Equipment, or other dispositions of Equipment for cash and fair value (as determined by a duly authorized officer of Borrower), if all of the following conditions are met: (A) the market value of Equipment sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $25,000 and the aggregate market value of Equipment sold or otherwise disposed of in any Fiscal Year of Borrower does not exceed $125,000; (B) the Net Cash Proceeds of such Asset Disposition are applied as required by SECTION 2.3; (C) after giving effect to the Asset Disposition and the repayment of Debt with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in ARTICLE 7 recomputed for the most recently ended fiscal month for which information is available and is in compliance with all other terms and conditions of this DIP Credit Agreement; and
(D) no Default or Event of Default then exists or would result from such Asset Disposition; and (iv) the sale or other dispositions of Vehicles in the ordinary course of business for cash and fair value.

            SECTION 5.7 PURCHASE OF ASSETS, INVESTMENTS.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly acquire any assets other than in the ordinary course of business. Borrower will not, and will not permit any Guarantor to, directly or indirectly make, acquire or own any Investment in any Person other than (a) Investments set forth on the Information Certificate; (b) Cash Equivalents; (c) Investments in domestic Guarantors (other than a CTC Company), so long as (i) Borrower has pledged to Agent all of the outstanding capital stock or other equity interests of any such domestic Guarantor and (ii) any such domestic Guarantor has Guaranteed the Obligations and secured such Guarantee by granting in favor of Agent, for its benefit and the benefit of the DIP Lenders, a Lien on all or substantially all of the assets; (d) bank deposits established in accordance with SECTION 5.14; and (e) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors. Without limiting the generality of the foregoing, Borrower will not, and will not permit any Guarantor to, (i) acquire or create any subsidiary or (ii) engage in any joint venture or partnership with any other Person.

            SECTION 5.8 TRANSACTIONS WITH AFFILIATES.

            Except (i) as otherwise disclosed in the Information Certificate,
(ii) dividends or distributions permitted by SECTION 5.3, and (iii) for transactions that are disclosed to Agent in writing in advance of being entered into and which contain terms that are no less favorable to Borrower or any Guarantor, as the case may be, than those which might be obtained from a third party, Borrower will not, and will not permit any Guarantor to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower; provided, however, that for a transaction or series of related transactions involving value of $500,000 or more, such determination of fair value shall be made in good faith by a majority of the disinterested members of the Board of Directors of Borrower and evidenced by a board resolution; provided further that for a transaction or series of related transactions involving value of $5,000,000 or more, the Board of Directors of Borrower shall have received an opinion from a nationally recognized investment banking firm that such transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate. The foregoing restrictions shall not apply to reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder.

            SECTION 5.9 MODIFICATION OF ORGANIZATIONAL DOCUMENTS.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly amend or otherwise modify any Organizational Documents of such Person, except for such amendments or other modifications required by law or in connection with the Bankruptcy Cases and fully disclosed to Agent.

            SECTION 5.10 FISCAL YEAR.

            Borrower will not, and will not permit any Guarantor to, change its Fiscal Year.

            SECTION 5.11 CONDUCT OF BUSINESS.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related thereto.

            SECTION 5.12 CORPORATE NAMES; JURISDICTION OF ORGANIZATION.

            Borrower will not, and will not permit any Guarantor to, change its corporate name, identity, or its jurisdiction of formation or organization, unless in each case, Borrower shall provide Agent and each DIP Lender with at least thirty (30) days prior written notice thereof.

            SECTION 5.13 PREPETITION TRANSACTION DOCUMENTS.

            Borrower will not, and will not permit any Guarantor to, dispute (a) the validity or enforceability of any of the Prepetition Transaction Documents, or any of Borrower's or Guarantors' obligations thereunder, (b) the validity, priority, enforceability, scope or extent of any Lien in favor of Prepetition Collateral Agent or against any of the Prepetition Collateral or (c) the validity of any of the Prepetition Obligations, whether such dispute is brought in the Bankruptcy Cases or in another judicial, administrative or other proceeding.

            SECTION 5.14 LEASE PAYMENTS.

            Borrower will not, and will not permit any Guarantor to, directly or indirectly, incur or assume, whether pursuant to a Guarantee or otherwise, any liability for rental payments under a lease with a lease term of one year or more or extensions or renewals of existing leases (other than those set forth on the Information Certificate), in each case without the consent of the Required DIP Lenders; provided, however, that the aggregate amount of lease payments that

Borrower and its consolidated Subsidiaries have so incurred or assumed may not exceed, on a consolidated basis, $2,000,000 for any calendar year under all such leases (excluding Capital Leases).

            SECTION 5.15 BANK ACCOUNTS.

            Without limiting the provisions of, and except as required by,
SECTION 6.1(D), Borrower will not, and will not permit any Guarantor to, directly or indirectly, establish any new bank account without prior written notice to Agent and unless Agent, Borrower or such Guarantor and the bank at which the account is to be opened enter into a Deposit Account Control Agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from Borrower, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Agent.

            SECTION 5.16 HEDGING TRANSACTIONS.

            Borrower shall not, and shall not permit any Guarantor to, engage in any hedging or similar transactions, including without limitation interest rate agreements.

            SECTION 5.17 PAYMENTS TO PREPETITION UNSECURED CREDITORS.

            Except for payments approved by the Bankruptcy Court following at least 10 day's prior written notice to Agent, Borrower shall not, and shall not permit any Guarantor to, make any payment of any proceeds constituting part of the Collateral or other cash (including, without limitation, proceeds of Loans) to any unsecured creditor of Borrower on account of claims arising prior to the commencement of the Bankruptcy Cases (including without limitation payments in respect of reclamation claims of unpaid suppliers of goods delivered to such Borrower prior to the commencement of the Bankruptcy Cases (regardless of whether such claims have been granted administrative expense priority status pursuant to Section 546(c) of the Bankruptcy Code)) prior to confirmation of a Bankruptcy Plan.

            SECTION 5.18 PENSION PLAN PAYMENTS.

            On and after the Effective Date, Borrower shall not, and shall not permit any Guarantor to, make any cash Pension Plan payments, including payment of expenses unless otherwise required by law or permitted by the Bankruptcy Court.

            SECTION 5.19 REGULATIONS U AND X.

            Borrower shall not, and shall not permit any Guarantor to, take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

                                   ARTICLE 6
                     ACCOUNTS AND INVENTORY REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

            To induce Agent and DIP Lenders to enter into this DIP Credit Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Agent and each DIP Lender, and further agrees with Agent and each DIP Lender, that:

            SECTION 6.1 ACCOUNTS AND ACCOUNT COLLECTIONS.

            (a) Each Credit Party shall notify Agent promptly of: (i) any material delay in the performance by each Credit Party of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Credit Party relating to changes in the financial condition of any Account Debtor and (iii) any event or circumstance which, to any Credit Party's knowledge, would result in any Account no longer constituting an Eligible Account. Each Credit Party hereby agrees not to grant to any Account Debtor any credit, discount, allowance or extension, or to enter into any agreement for any of the foregoing, without Agent's consent, except in the ordinary course of business in accordance with practices and policies previously disclosed in writing to Agent. So long as no Event of Default exists or has occurred and is continuing, each Credit Party may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors of any Credit Party or grant any credits, discounts or allowances.

            (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no payments shall be received thereon except payments immediately delivered to Agent pursuant to the terms of this DIP Credit Agreement or any applicable Security Document (to the extent so required), (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of SECTION 6.1(a) of this DIP Credit Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, e-mail, facsimile transmission or otherwise. To facilitate the exercise of the right described in the immediately preceding sentence, each Credit Party hereby agrees to provide Agent upon request the name and address of each Account Debtor of each Credit Party.

            (d) At Agent's request, each Credit Party shall establish and maintain, at its sole expense, blocked accounts or lockboxes and related blocked accounts (in either case,

"BLOCKED ACCOUNTS"), as Agent may specify, with such banks as are acceptable to Agent into which each Credit Party shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Each Credit Party shall deliver, or cause to be delivered, to Agent Deposit Account Control Agreements duly authorized, executed and delivered by substantially all (as determined by Agent in its sole discretion) of the banks where Blocked Accounts for the benefit of any Credit Party are maintained, and by substantially all (as determined by Agent in its sole discretion) banks where any other Deposit Accounts are from time to time maintained. At Agent's request, each Credit Party shall also establish and maintain, at its sole expense, a concentration account (the "CONCENTRATION ACCOUNT") with a bank acceptable to Agent, which shall also be subject to a Deposit Account Control Agreement. The Deposit Account Control Agreements executed with respect to each Blocked Account shall provide, at Agent's discretion, either that the Concentration Account bank shall, on a daily basis, sweep all funds in such Blocked Accounts to the Concentration Account by reverse ACH transfer, or that the Blocked Account bank shall initiate daily wire transfers of funds in such Blocked Account to the Concentration Account. The Deposit Account Control Agreement executed with respect to the Concentration Account shall provide that all funds in the Concentration Account shall be swept daily to the Payment Account or such other account as instructed by Agent. At Agent's request, each Credit Party shall further execute and deliver such agreements and documents as Agent may require in connection with such Blocked Accounts, Deposit Accounts, Concentration Account and such Deposit Account Control Agreements. Without limiting the provisions of SECTION 5.14, no Credit Party shall establish any Deposit Accounts not existing as of the Closing Date, unless each Credit Party or its Guarantors (as applicable) have complied in full with the provisions of this SECTION 6.1 with respect to such Deposit Accounts. Each Credit Party agrees that all payments made to such Blocked Accounts, the Concentration Account or other funds received and collected by Agent or any DIP Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and DIP Lenders in respect of the Obligations and therefore shall constitute the property of Agent and DIP Lenders to the extent of the then outstanding Obligations.

            (e) For purposes of calculating the amount of the Loans available to Borrower and interest on the Obligations, payments made to a Blocked Account or the Concentration Account will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day.

            (f) Each Credit Party and its directors, employees, agents, and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts or the Concentration Account, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with each Credit Party's own funds. Each Credit Party agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or the Concentration Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts or the Concentration Account arising out of Agent's payments to or indemnification of such bank or Person.

            SECTION 6.2 INVENTORY.

            With respect to the Inventory: (i) Borrower shall at all times maintain, and cause each of its Guarantors to maintain, records of Inventory reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (ii) Borrower shall conduct, and cause each of its Guarantors to conduct, a physical count of the Inventory at least once each year but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (iii) upon Agent's request from time to time, permit a third party designated by Agent to conduct physical counts and verifications of each Credit Party's Inventory on a complete or spot basis, with reconciliations back to each Credit Party's records, all at each Credit Party's expense; (iv) upon Agent's request from time to time, which request will be made on at least a calendar quarterly basis, each Credit Party shall provide access to the Inventory to Agent's Inventory appraisal firm; (v) each Credit Party shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return (except for the right of customers for Inventory which is defective or non-conforming) or may obligate any Credit Party to repurchase such Inventory (other than customary warranties or guarantees); (vi) each Credit Party shall keep the Inventory in good and marketable condition; and (vii) each Credit Party shall not acquire or accept without prior written notice to Agent, any Inventory on consignment or approval.

                                   ARTICLE 7
                              PERFORMANCE COVENANTS

            Each Credit Party agrees that, so long as any Credit Exposure exists, the Credit Parties, as of the last day of each week, beginning with the week ending on Saturday, January 8, 2005, (i) shall have achieved, on a cumulative basis from the Petition Date through such date, at least 90% of the sales and collections set forth in the Budget for such period, and (ii) shall have not made, on a cumulative basis, from the Petition Date through such date, more than 110% of the aggregate disbursements as set forth in the Budget for such period.

                                   ARTICLE 8
                                   CONDITIONS

            SECTION 8.1 CONDITIONS TO EFFECTIVENESS OF THIS DIP CREDIT
AGREEMENT.

            The obligation of each DIP Lender to make the initial Loans, on the Effective Date shall be subject to the consummation of the following conditions precedent, each to the satisfaction of Agent and Required DIP Lenders in their sole discretion:

            (a) the Interim Financing Order shall have been entered by the Bankruptcy Court in the Bankruptcy Cases after notice and a hearing conducted in accordance with the Bankruptcy Code and rules thereunder, which shall not have been modified, reversed or stayed pending appeal, in form and substance satisfactory to Agent and DIP Lenders, authorizing and approving the transactions contemplated in this DIP Credit Agreement and, among other things, (i) finding that Agent and DIP Lenders are extending credit to Borrower in good faith within the meaning of Section 364(e) of the Bankruptcy Code, (ii) approving payment by Borrower of all fees and expenses described hereunder, including without limitation the Unused Line Fee, the Structuring Fee, the Closing Fee, the Administration Fee, the Audit Fee, and all costs and expenses to be paid or reimbursed by Borrower hereunder, (iii) providing for the automatic perfection of Agent's Liens on the Collateral, and Pre-Petition Agent's adequate protection liens on the Collateral, (iv) granting the Obligations superpriority status pursuant to Section 364(c)(1) of the Bankruptcy Code, subject to the Carve-Out and Permitted Liens, (v) granting the Liens priority pursuant to Sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code to secure the Obligations subject to the Carve-Out and Permitted Liens; (vi) subject to the Bankruptcy Court's power to issue appropriate orders under Section 105 of the Bankruptcy Code, providing for the modification of the automatic stay upon the occurrence of an Event of Default, in order to permit enforcement of remedies under the Loan Documents, including without limitation the enforcement upon three (3) Business Days' prior written notice to the Borrower's counsel, the Committee and the U.S. Trustee, of remedies against the Collateral, (vii) providing that upon the occurrence of an Event of Default, Agent and DIP Lenders shall be permitted to immediately cease making Loans and that each Credit Party shall be prohibited from using Cash Collateral in which Agent and DIP Lenders have an interest without Agent's prior written consent,
(viii) providing that proceeds of the Loans shall be used as provided herein and in the Budget, (ix) providing that Agent's Liens on the Collateral are first priority Liens, subject only to Permitted Liens and the Carve-Out, (x) providing for Borrower (and successors and assigns, but without prejudice to the rights of an official committee in the Bankruptcy Cases or other parties in interest to assert claims on behalf of each Credit Party's estate within sixty (60) days of entry of the Interim Financing Order), to forever release, discharge and acquit Prepetition Agent, the Prepetition Collateral Agent, each Prepetition Lender, and each Prepetition Noteholder, and their respective officers, directors, agents, attorneys and predecessors in interest, of and from any claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations of every type, including without limitation any so-called "lender liability" claims or defenses, which occurred or arose on or prior to the Closing Date with respect to Borrower or other parties in interest, the Prepetition Obligations, the Prepetition Transaction Documents, this DIP Credit Agreement, the Obligations or the DIP Loan Documents, and (xi) otherwise being in form and substance reasonably satisfactory to Agent and the Required DIP Lenders;

            (b) Agent and DIP Lenders shall have received a Budget for the first 60 days of the Bankruptcy Cases that is attached to the Interim Financing Order at least three (3) days prior to the Petition Date, in form and substance reasonably satisfactory to Agent and the Required DIP Lenders;

            (c) Agent shall have received an initial 13-week cash flow projection together with all financial information and projections regarding the Credit Parties as requested by Agent and the Required DIP Lenders, all in form and substance reasonably satisfactory to Agent and the Required DIP Lenders;

            (d) Agent shall have completed all due diligence deemed necessary by Agent, with satisfactory results;

            (e) Agent shall have received satisfactory evidence of the appropriate authorization of Borrower's board of directors to execute, deliver and perform the obligations of Borrower under the DIP Loan Documents;

            (f) (i) satisfactory evidence that each Credit Party has obtained all required consents and approvals of all Persons including all requisite governmental authorities and third parties, to the execution, delivery and performance of this DIP Credit Agreement and the other DIP Loan Documents or
(ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required;

            (g) the payment of all reasonable fees, expenses and other amounts due and payable on or prior to the Effective Date under each DIP Loan Document, including, without limitation, the Closing Fee;

            (h) subject to the terms and provisions of ARTICLE VI of this Agreement, satisfactory evidence that Borrower's cash management system on the Effective Date shall be substantially similar to the Borrower's cash management system prior to the Effective Date, unless any material changes have been approved by Agent and the Required DIP Lenders; and

            (i) receipt by Agent of such other documents, instruments and/or agreements as Agent may reasonably request.

            SECTION 8.2 CONDITIONS TO EACH LOAN.

            The obligation of the DIP Lenders to make any Loan (including on the Effective Date) is subject to the satisfaction of the following additional conditions:

            (a) the receipt by Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance reasonably satisfactory to Agent;

            (b) receipt by Agent of a Notice of Borrowing in accordance with
SECTION 2.1(b);

            (c) the fact that, immediately after such Borrowing and after application of the proceeds thereof, the Total Outstandings will not exceed the Loan Limit;

            (d) the fact that, immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing; and

            (e) the fact that the representations and warranties of each Credit Party contained in the DIP Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date.

            Each borrowing and each giving of a Notice of Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such borrowing or notice as to the facts specified in SECTIONS 8.2(c), 8.2(d), and 8.2(e).

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

                                   ARTICLE 9
                               EVENTS OF DEFAULT

            SECTION 9.1 EVENTS OF DEFAULT.

            For purposes of the DIP Loan Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "EVENT OF DEFAULT":

            (a) Any Credit Party shall fail to pay when due (whether by acceleration of otherwise) any principal, interest, premium or fee under any DIP Loan Document or any other amount payable under any DIP Loan Document;

            (b) Any Credit Party shall fail to observe or perform any covenant contained in SECTION 4.1, SECTION 4.4, SECTION 4.7, SECTION 4.9, SECTION 4.11,
SECTION 4.12, ARTICLE 5, ARTICLE 6 or ARTICLE 7;

            (c) any Credit Party shall default in the performance of or compliance with any term contained in this DIP Credit Agreement, in any other DIP Loan Document (other than the applicable Financing Order) or in any document, agreement or instrument entered into in connection with Ancillary Services (other than occurrences described in other provisions of this SECTION
9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within twenty (20) days after the earlier of (1) receipt by Borrower of notice from Agent or Required DIP Lenders of such default or (2) actual knowledge of Borrower or any other Credit Party of such default;

            (d) any representation, warranty, certification or statement made by any Credit Party or any other Person in any DIP Loan Document or in any certificate, financial statement or other document delivered pursuant to any DIP Loan Document is incorrect or misleading in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

            (e) any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in the applicable Financing Order;

            (f) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans) in excess of $100,000, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), in either case entered into on or after the Petition Date, assumed during the course of the Bankruptcy Cases or otherwise required to be paid during the pendency of the Bankruptcy Cases;

            (g) failure of the Credit Parties to pay any fees and expenses set forth in SECTION 10.1 when the same becomes due;

            (h) (1) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000, (2) the commencement of proceedings by the PBGC to terminate or to appoint a trustee to administer any Pension Plan,
(3) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (4) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000;

            (i) one or more judgments or orders for the payment of money aggregating in excess of $250,000 shall be rendered against any or all of the Credit Parties and such judgments or orders shall continue unsatisfied and unstayed for a period of ten (10) days;

            (j) dismissal or resignation of the CRO and a replacement acceptable to Agent and the Required DIP Lenders is not appointed, subject to Bankruptcy Court approval, within 15 business days, or a material modification in the terms of the engagement of the CRO is made that is not acceptable to the Agent and the Required DIP Lenders;

            (k) dismissal or resignation of the chief executive officer or the chief financial officer of the Borrower and a replacement acceptable to Agent and the Required DIP Lenders is not appointed, subject to Bankruptcy Court approval, within 15 business days;

            (l) the accountant's report or reports on the audited statements delivered pursuant to SECTION 4.1(b) shall include any material qualification (including with respect to the scope of audit) or exception, other than a going concern qualification;

            (m) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on any significant portion of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Liens permitted hereunder, or any Credit Party shall so assert in writing;

            (n) any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of ten (10) days;

            (o) any of the DIP Loan Documents shall for any reason fail to constitute the valid and binding agreement of any Credit Party thereto, or any such Credit Party shall so assert in writing; or any Credit Party shall assert any claim arising under Section 506(c) of the Bankruptcy Code against Agent, any DIP Lender or the Collateral, other than with respect to the Carve-Out; or any Person other than Borrower shall assert any claim arising under Section 506(c) of the Bankruptcy Code against Agent, any DIP Lender or the Collateral; or any Credit Party shall commence any action in the Bankruptcy Cases adverse to Agent or its rights and remedies under the DIP Loan Documents, the applicable Financing Order or any other order of the Bankruptcy Court in the Bankruptcy Cases;

            (p) prior to the entry of a Final Financing Order, the Interim Financing Order shall be stayed, revised, reversed, vacated, or modified without the prior written consent of Agent and the Required DIP Lenders;

            (q) a Final Financing Order has not been entered on or before the forty-fifth (45th) day from the Petition Date (unless a subsequent date for entering of a Final Financing Order has been agreed to in writing by Agent and Required DIP Lenders) or any such Final Financing Order is stayed, revised, reversed, vacated, or modified without the prior written consent of Agent and the Required DIP Lenders;

            (r) the terms of this DIP Credit Agreement or the terms in any of the other DIP Loan Documents shall be revised or modified by order of the Bankruptcy Court in a manner not acceptable to Agent and DIP Lenders;

            (s) an order shall be entered dismissing the Bankruptcy Cases or converting them into a proceeding under Chapter 7 of the Bankruptcy Code;

            (t) a trustee shall be appointed or elected in the Bankruptcy Cases, or an examiner (with expanded powers) is appointed in the Bankruptcy Cases with powers to operate any Credit Party's business;

            (u) (i) a proposed Chapter 11 plan of reorganization shall be filed, or Chapter 11 plan of reorganization shall be confirmed, for Borrower that does not provide for payment in full in cash of all Obligations, and termination of the Aggregate Commitment on or before the effective date of, or substantial consummation of, such plan of reorganization, or (ii) any Credit Party shall file a Chapter 11 plan in the Bankruptcy Cases that does not provide for the full, final and indefeasible payment of all Obligations in immediately available funds and the termination of the Aggregate Commitment, or is otherwise in form and substance not acceptable to Agent or any DIP Lender;

            (v) an order shall be entered in the Bankruptcy Cases that (a) permits any Credit Party to incur Indebtedness (other than the Loans) secured by any claim under Bankruptcy Code Section 364(c)(1) or by a Lien pari passu with or superior to the Lien granted to Agent hereunder, unless (i) there are no Obligations outstanding at the time of the entry of such an order and there is no requirement that Agent or any DIP Lender extend any additional Obligations,
(ii) such Indebtedness is used immediately to indefeasibly and finally pay the Obligations in cash in full, or (iii) such Indebtedness constitutes Debt permitted under SECTION 5.1 or (b) permits any Credit Party the right to use Collateral other than in accordance with the terms of the applicable Financing Order, unless (i) there are no Obligations outstanding at the time of the entry of such an order and there is no requirement that Agent or any DIP Lender extend any additional Obligations or (ii) such Collateral is used immediately to indefeasibly and finally pay the Obligations in cash in full;

            (w) an order shall be entered in the Bankruptcy Cases granting any Person relief from the automatic stay so as to permit such Person to proceed against any property of any Credit Party with a value in excess of $275,000;

            (x) (i) an "Event of Default" as defined in the Accommodation Agreement dated as of August 28, 2003 by and among Amcast Industrial Corporation, General Motors Corporation, the Prepetition Agent on behalf of the Prepetition Lenders, and the Prepetition Noteholders (the "ACCOMMODATION AGREEMENT") or a "Default" as defined in the Access and Security Agreement dated as of August 28, 2003 by and among Amcast Industrial Corporation and General Motors Corporation (the "ACCESS AND SECURITY AGREEMENT") shall have occurred, or
(ii) the Accommodation Agreement or the Access and Security Agreement shall have terminated;

            (y) failure of Borrower to reach an agreement (subject to approval of the Bankruptcy Court) on terms and conditions reasonably satisfactory to Agent and the Required DIP Lenders to hire a chief restructuring officer ("CRO") within 25 days of the Petition Date;

            (z) notice shall be given of a sale of all or any portion of the Collateral pursuant to Section 363 of the Bankruptcy Code, which sale (A) is not permitted hereunder, (B) affects assets with a value in excess of $500,000 in Required DIP Lenders' reasonable judgment, or (C) to which the Required DIP Lenders hereunder have not consented;

            (aa) any payment on, or application is made with the Bankruptcy Court for authority to pay, any prepetition claim owing to terminated employees, bond claims, principal on any Debt of any Credit Party incurred prior to the Petition Date, and lease rejection damages, other than those permitted to be paid in accordance with the DIP Loan Documents, without the prior written consent of the Required DIP Lenders;

            (bb) any change shall occur after the Effective Date in any Credit Party's business, assets, prospects, financial conditions or income, taken as a whole, or any event or condition exists, which in any case would, in the reasonable judgment of Agent and Required DIP Lenders, be reasonably likely to have a Material Adverse Effect;

            (cc) filing of a proposed plan of reorganization by any Credit Party that is inconsistent with the Lockup and Voting Agreement;

            (dd) any attempt by Borrower to obtain, or if any other party in interest obtains, an order of the Bankruptcy Court or other judgment, the effect of which is to invalidate, reduce or otherwise impair Agent's, Prepetition Agent's, Prepetition Collateral Agent's, any DIP Lender's, any Prepetition Lender's, or any Prepetition Noteholder's claims, or to subject the Collateral or the Prepetition Collateral to a material surcharge pursuant to Section 506(c) of the Bankruptcy Code; or

            (ee) any Credit Party shall apply for an order substituting any assets for all or any portion of the Post-Petition Collateral, except as provided in the DIP Loan Documents.

            SECTION 9.2 ACCELERATION AND SUSPENSION OR TERMINATION OF AGGREGATE COMMITMENT.

            Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required DIP Lenders (i) by notice to Borrower suspend or terminate the Aggregate Commitment, in whole or in part (and, if in part, such reduction shall be pro rata in accordance with each DIP Lender's Commitment Percentage) and/or (ii) by notice to

Borrower declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same, subject to the applicable Financing Order. Without limiting the foregoing, following acceleration of the Obligations (or any portion thereof), subject to the Bankruptcy Court's power to issue appropriate orders under Section 105 of the Bankruptcy Code, the Agent shall have the ability to exercise, or refrain from exercising, any and all rights available to it pursuant to the DIP Loan Documents and applicable law; provided that prior to the repayment in full of all Obligations in immediately available funds, and the termination of the Aggregate Commitment, the Agent shall, subject to the indemnification provisions and all other provisions set forth in ARTICLE 11 hereof, act, with respect to the Collateral, in the manner directed by the Required DIP Lenders.

            SECTION 9.3 DEFAULT RATE OF INTEREST.

            Effective immediately upon the occurrence of an Event of Default and for so long as the Event of Default continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) per annum in excess of the rates otherwise payable under this DIP Credit Agreement.

            SECTION 9.4 SETOFF RIGHTS.

            During the continuance of any Event of Default, each DIP Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(A) balances held by such DIP Lender at any of its offices for the account of Borrower or any Guarantors (regardless of whether such balances are then due to Borrower or such Guarantors), and (B) other property at any time held or owing by such DIP Lender to or for the credit or for Borrower's account or any Guarantors, against and on account of any of the Obligations; except that no DIP Lender shall exercise any such right without the prior written consent of Agent. Any DIP Lender exercising a right to set off shall, in a manner which gives full effect to the order of application of proceeds set forth in SECTION 9.6, purchase for cash (and the other DIP Lenders shall sell) interests in each of such other DIP Lender's Pro Rata Share of the Obligations as would be necessary to cause all DIP Lenders to share the amount so set off with each other DIP Lender in accordance with their respective Pro Rata Share of the Obligations. Each Credit Party agrees, to the fullest extent permitted by law, that any DIP Lender may exercise its right to set off with respect to the Obligations as provided in this SECTION 9.4.

            SECTION 9.5 APPLICATION OF PROCEEDS.

            Notwithstanding anything to the contrary contained in this DIP Credit Agreement, subject to the applicable Financing Order, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times received by Agent from or on behalf of Borrower or any Guarantor of all or any part of the Obligations, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent or DIP Lenders (provided that as among the Agent and the DIP Lenders, for so long as no Event of Default exists, all accrued and unpaid interest, to the extent due and payable in cash hereunder, shall be satisfied with payments made by Borrower to the Agent, prior to the satisfaction of any principal Obligations) and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral and all payments and distributions made by any Credit Party with respect to the Obligations, shall be applied (subject to the Reinvestment Reserve absent an Event of Default): first, to all fees, costs, indemnities and expenses incurred by or owing to Agent, with respect to this DIP Credit Agreement, the other DIP Loan Documents or the Collateral; second, to all fees, costs, indemnities and expenses incurred by or owing to any DIP Lender with respect to this DIP Credit Agreement, the other DIP Loan Documents, or the Collateral, third, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fourth, to the principal amount of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower owing to Agent, any DIP Lender or any Designated DIP Lender Affiliate under the DIP Loan Documents or with respect to Ancillary Services, including without limitation fees, costs, indemnities and expenses thereunder. Any balance remaining shall be delivered to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                                   ARTICLE 10
                EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM

            SECTION 10.1 EXPENSES.

            Each Credit Party jointly and severally hereby agrees to promptly pay within two business day's of receipt of an invoice therefor (except where subject to a reasonable dispute) (i) all reasonable costs and expenses of Agent and Highland (including, without limitation, the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent or Highland including, without limitation, Haynes and Boone, LLP, Hahn, Loeser & Parks LLP, and Barrier Advisors, L.P. in connection with the examination, review, due diligence investigation (including, without limitation, environmental due diligence investigation), documentation, negotiation, closing and syndication of the transactions contemplated by the DIP Loan Documents, in connection with the performance by Agent and such holders of their respective rights and remedies under the DIP Loan Documents and in connection with the continued administration of the DIP Loan Documents including any amendments, modifications, consents and waivers to and/or under any and all DIP Loan Documents, (ii) without limitation of the preceding CLAUSE (i), all costs and expenses of Agent, Highland or their designee in connection with the creation, perfection and maintenance of Liens pursuant to the DIP Loan Documents, including title investigations, (iii) without limitation of the preceding CLAUSE
(i), expenses of Agent, Highland, or their designee in connection with the Bankruptcy Cases (including reasonable attorneys' fees and expenses incurred in connection with any action to lift the automatic stay of Section 362 of the Bankruptcy Code, any other action or participation by Agent, Highland or their designee or any such holder in the Bankruptcy Cases, or any other action or participation by Agent, Highland or their designee in a suit or proceeding brought in a venue other than the Bankruptcy Court, or any defense or participation by Agent, Highland or their designee or any such holder) with respect to any DIP Lender liability or other actions in the Bankruptcy Cases involving Agent, Highland or their designee or any such holder), (iv) without limitation of the preceding CLAUSE (i), expenses of Agent, Highland or their designee in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the DIP Loan Documents, and (v) all costs and expenses incurred by DIP Lenders in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all DIP Loan Documents.

            SECTION 10.2 INDEMNITY.

            Each Credit Party jointly and severally hereby agrees to indemnify, pay and hold harmless Agent, Highland, and DIP Lenders and the officers, directors, employees, agents, and counsel of Agent, Highland, and DIP Lenders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, taxes, governmental assessments, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or DIP Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other DIP Loan Documents (including (i)(A) as a direct or indirect result of the presence on, under or about, or escape, seepage, leakage, spillage, discharge, emission or Release or threatened Release from, any property now or previously owned, leased or operated by Borrower or any Guarantor of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property generated or disposed of by any Credit Party or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower or any Guarantor, and (ii) proposed and actual extensions of credit under this DIP Credit Agreement) and the use or intended use of the proceeds of the Loans, except that no Credit Party shall have any obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined in a final non-appealable judgment by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. If and to the extent the Committee obtains a final judgment against the Agent and DIP Lenders in connection with a claim or cause of action prosecuted by it pursuant to SECTION 10(a) of the Financing Order, or to the extent the Committee receives a payment from the Agent and DIP Lenders in settlement or compromise thereof, the foregoing indemnity shall not be applicable; provided, however, that such indemnity shall be applicable to the extent of Agent's and the DIP Lenders' fees, costs and expenses incurred in connection with any such action that is resolved by settlement or compromise. This indemnification obligation includes both statutory and common law strict liability claims, as well as negligence, strict liability and all other claims arising under Environmental Laws, the Comprehensive Environmental Response Compensation and Liability Act and ambiguous state laws.

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            SECTION 10.3 TAXES.

            Each Credit Party jointly and severally agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on Agent or DIP Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this DIP Credit Agreement or the other DIP Loan Documents and to indemnify and hold Agent and DIP Lenders harmless against liability in connection with any such assessments, charges or taxes.

            SECTION 10.4 RIGHT TO PERFORM.

            If any Credit Party fails to perform any obligation hereunder or under any other DIP Loan Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at the Credit Parties' expense and each Credit Party agrees to reimburse Agent therefor on demand. All amounts owing hereunder or under any other DIP Loan Document may be satisfied in full, subject to the provisions of SECTION 2.1(a)(ii), through the making of Protective Advances.

                                   ARTICLE 11
                                     AGENT

            SECTION 11.1 APPOINTMENT AND AUTHORIZATION.

            Each DIP Lender hereby irrevocably ratifies Agent's prior entry into, and appoints and authorizes Agent to enter into, each of the Security Documents on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the DIP Loan Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Except as otherwise expressly provided in SECTION 12.5 or by the terms of the DIP Loan Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this DIP Credit Agreement or the other DIP Loan Documents on behalf of DIP Lenders. The provisions of this ARTICLE 11 are solely for the benefit of Agent and DIP Lenders and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this DIP Credit Agreement, Agent shall act solely as agent of DIP Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the DIP Loan Documents, by or through its agents, designees, or employees.

            SECTION 11.2 AGENT AND AFFILIATES.

            Agent shall have the same rights and powers under the DIP Loan Documents as any other DIP Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

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            SECTION 11.3 ACTION BY AGENT.

            The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this DIP Credit Agreement a fiduciary relationship in respect of any DIP Lender. Nothing in this DIP Credit Agreement or any of the DIP Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this DIP Credit Agreement or any of the DIP Loan Documents except as expressly set forth herein or therein.

            SECTION 11.4 CONSULTATION WITH EXPERTS.

            Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 11.5 LIABILITY OF AGENT.

            Neither Agent nor any of its directors, officers, agents or employees shall be liable to any DIP Lender for any action taken or not taken by it in connection with the DIP Loan Documents, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any DIP Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any DIP Loan Document; (iii) the satisfaction of any condition specified in any DIP Loan Document, except receipt of items required to be delivered to Agent;
(iv) the validity, effectiveness, sufficiency or genuineness of any DIP Loan Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any DIP Lender to whom payment was due but not made, shall be to recover from other DIP Lenders any payment in excess of the amount to which they are determined to be entitled (and such other DIP Lenders hereby agree to return to such DIP Lender any such erroneous payments received by them).

            SECTION 11.6 INDEMNIFICATION.

            Each DIP Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed pursuant to SECTIONS 10.1 or 10.2) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction) that Agent may suffer or incur in connection with the DIP Loan Documents or any action taken or omitted by Agent hereunder or thereunder. If

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any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required DIP Lenders, or such other portion of the DIP Lenders as shall be prescribed by this DIP Credit Agreement, until such additional indemnity is furnished. The obligations of DIP Lenders under this SECTION 11.6 shall survive the payment in full of the Obligations, any Bankruptcy Cases, and the termination of this DIP Credit Agreement.

            SECTION 11.7 RIGHT TO REQUEST AND ACT ON INSTRUCTIONS.

            Agent may at any time request instructions from DIP Lenders with respect to any actions or approvals which by the terms of this DIP Credit Agreement or of any of the DIP Loan Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the DIP Loan Documents until it shall have received such instructions from Required DIP Lenders or all or such other portion of the DIP Lenders as shall be prescribed by this DIP Credit Agreement. Without limiting the foregoing, no DIP Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this DIP Credit Agreement or any of the other DIP Loan Documents in accordance with the instructions of Required DIP Lenders or such other portion of DIP Lenders and, notwithstanding the instructions of Required DIP Lenders or such other portion of DIP Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of SECTION 11.6.

            SECTION 11.8 CREDIT DECISION.

            Each DIP Lender acknowledges that it has, independently and without reliance upon Agent or any other DIP Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this DIP Credit Agreement. Each DIP Lender also acknowledges that it will, independently and without reliance upon Agent or any other DIP Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the DIP Loan Documents.

            SECTION 11.9 COLLATERAL MATTERS.

            DIP Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Aggregate Commitment and payment in full of all Obligations (other than contingent indemnification claims which have not been asserted), or (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under any DIP Loan Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the DIP Loan Documents). Upon request by Agent at any time, DIP Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this SECTION 11.9.

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            SECTION 11.10 AGENCY FOR PERFECTION.

            Agent and each DIP Lender hereby appoint each other DIP Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any DIP Lender (other than Agent) obtain possession or control of any such assets, such DIP Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each DIP Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

            SECTION 11.11 NOTICE OF DEFAULT.

            Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of DIP Lenders, unless Agent shall have received written notice from a DIP Lender or Borrower referring to this DIP Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each DIP Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required DIP Lenders, or such other portion of the DIP Lenders as shall be prescribed by this DIP Credit Agreement, in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of DIP Lenders.

            SECTION 11.12 SUCCESSOR AGENT.

            Agent may resign at any time by giving 30 days' written notice thereof to the DIP Lenders and Borrower. Upon any such resignation, Required DIP Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required DIP Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of DIP Lenders, appoint a successor Agent, which shall be a financial institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

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            SECTION 11.13 DISBURSEMENTS OF LOANS; PAYMENT.

            (a) Loan Advances, Payments and Settlements; Interest and Fee Payments.

            (i) Agent shall have the right, on behalf of DIP Lenders, to disburse funds to Borrower for all Loans requested by Borrower pursuant to the terms of this DIP Credit Agreement. Absent the prior receipt by Agent of a written notice from any DIP Lender pursuant to which such DIP Lender notifies Agent that such DIP Lender shall cease making Loans (whether due to the existence of a Default or Event of Default or otherwise), Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each DIP Lender will fund its Pro Rata Share of all Loans requested by Borrower. Each DIP Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the preceding sentence, or if Agent so requests, each DIP Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses the same to Borrower. If Agent elects to require that each DIP Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each DIP Lender by telephone, facsimile or e-mail of the amount of such DIP Lender's Pro Rata Share of the Loan requested by Borrower no later than noon (Central time) on the date of funding of such Loan, and each such DIP Lender shall pay Agent on such date such DIP Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified in writing by Agent to DIP Lenders from time to time. If any DIP Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall repay such amount to Agent within two (2) Business Days. Any repayment required pursuant to this SECTION 11.13 shall be without premium or penalty. Nothing in this SECTION 11.13 or elsewhere in this DIP Credit Agreement or the other DIP Loan Documents shall be deemed to require Agent to advance funds on behalf of any DIP Lender or to relieve any DIP Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any DIP Lender as a result of any default by such DIP Lender hereunder.

            (ii) Upon any DIP Lender's request from time to time (each such day being a "SETTLEMENT DATE"), Agent will advise each DIP Lender by telephone, facsimile or e-mail of the amount of each such DIP Lender's Pro Rata Share of the Loan balance (including any Protective Advances) as of the close of business of the Business Day immediately preceding. In the event that payments are necessary to adjust the amount of such DIP Lender's actual Pro Rata Share of the Loan balance to such DIP Lender's required Pro Rata Share of the Loan balance as of any Settlement Date, the party from which such payment is due (i) shall be deemed, irrevocably and unconditionally, to have purchased, without recourse or warranty, an undivided interest and participation in the Loans sufficient to equate such DIP Lender's actual Pro Rata Share of the Loan balance as of such Settlement Date with such DIP Lender's required Pro Rata Share of the Loans as of such date and (ii) shall pay Agent, without setoff or discount, in same day funds, by wire transfer to the Payment Account not later than noon (Central time) on the Business Day following such date the full purchase price for such interest and participation, equal to one hundred percent (100%) of the principal amount of the Loans being purchased and sold. In the event settlement shall not have occurred by the date and time specified in the immediately preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for

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the first three (3) days following the scheduled date of settlement, and thereafter at the Prime Rate plus the Prime Rate Margin.

            (iii) Upon receipt, Agent shall advise each DIP Lender by telephone, facsimile or e-mail of the amount of such DIP Lender's Pro Rata Share of principal, interest and fees paid for the benefit of DIP Lenders with respect to each applicable Loan, to the extent of such DIP Lender's credit exposure with respect thereto, and shall make payment to such DIP Lender not later than noon (Central time) on the Business Day following the date of receipt of such amounts in accordance with wire instructions delivered by such DIP Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided that, in the case such DIP Lender is a Defaulted DIP Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted DIP Lender's respective share of all payments received from Borrower.

            (iv) The provisions of this SECTION 11.13(a) shall be deemed to be binding upon Agent and DIP Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Credit Party.

            (b) Return of Payments.

            (i) If Agent pays an amount to a DIP Lender under this DIP Credit Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower or any Guarantor and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such DIP Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

            (ii) If Agent determines at any time that any amount received by Agent under this DIP Credit Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this DIP Credit Agreement or any other DIP Loan Document, Agent will not be required to distribute any portion thereof to any DIP Lender. In addition, each DIP Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such DIP Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (c) Defaulted DIP Lenders. The failure of any Defaulted DIP Lender to make any Loan, or any payment required by it hereunder shall not relieve any other DIP Lender of its obligations to make such Loan or payment, but neither any DIP Lender nor Agent shall be responsible for the failure of any Defaulted DIP Lender to make a Loan, or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, at the election of Agent, a Defaulted DIP Lender shall not have any voting or consent rights under or with respect to any DIP Loan Document or constitute a "DIP Lender" (or be included in the calculation of "Required DIP Lenders" hereunder) for any voting or consent rights under or with respect to any DIP Loan Document. At Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Defaulted DIP Lender, and each Defaulted DIP Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the lending commitments and commitment interests of that Defaulted DIP Lender for an amount

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equal to the principal balance of all Loans held by such Defaulted DIP Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                                   ARTICLE 12
                                    GUARANTY

            Each Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to Agent and the DIP Lenders arising under this DIP Credit Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with this DIP Credit Agreement (including all renewals, extensions and modifications thereof and all costs, reasonable attorneys' fees and expenses incurred by Agent or any DIP Lender in connection with the collection or enforcement thereof) (collectively, the "GUARANTEED OBLIGATIONS"). Agent's and the DIP Lenders' books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall, absent manifest error, be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantors hereunder. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the DIP Lenders or facilities provided by the DIP Lenders with respect to the Guaranteed Obligations are terminated. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. Each Guarantor waives diligence by Agent or any DIP Lender and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring Agent or any DIP Lender to exhaust any right or remedy or to take any action against Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against the Guarantors. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which any Guarantor might otherwise be entitled.

            No Guarantor shall exercise any right of subrogation, contribution or similar rights with respect to any payments it makes hereunder until all of the Guaranteed Obligations and any amounts payable hereunder are indefeasibly paid and performed in full and any commitments of the DIP Lenders or facilities provided by the DIP Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of

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the foregoing limitation, then such amounts shall be held in trust for the benefit of Agent and the DIP Lenders and shall forthwith be paid to Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

            Each Guarantor agrees that Agent and the DIP Lenders may, at any time and from time to time, and without notice to the Guarantors, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of any Guarantor hereunder. Each Guarantor waives any defense arising by reason of any disability or other defense of any Borrower or any other guarantor and waives the benefit of any statute of limitations affecting the liability of the Guarantors hereunder. Each Guarantor waives any right to enforce any remedy which Agent or the DIP Lenders now have or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Agent or any DIP Lender. Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors hereunder or which, but for this provision, might operate as a discharge of the Guarantors.

            Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business and operations of Borrower as such Guarantor requires, and that neither Agent nor any of the DIP Lenders have any duty, and each such Guarantor is not relying on Agent or any DIP Lender at any time, to disclose to the Guarantors any information relating to the business, operations or financial condition of Borrower.

                                   ARTICLE 13
                                 MISCELLANEOUS

            SECTION 13.1 SURVIVAL.

            All agreements, representations and warranties made herein and in every other DIP Loan Document shall survive the execution and delivery of this DIP Credit Agreement and the other DIP Loan Documents. The indemnities and agreements set forth in ARTICLE 6 and ARTICLE 10 shall survive the payment of the Obligations and any termination of this DIP Credit Agreement.

            SECTION 13.2 NO WAIVERS.

            No failure or delay by Agent or any DIP Lender in exercising any right, power or privilege under any DIP Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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            SECTION 13.3 NOTICES.

            All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, similar writing, or in the case of communications among Agent and DIP Lenders only, e-mail) and shall be given to such party at its address, facsimile number or e-mail address set forth on ANNEX C attached hereto (or, in the case of any such DIP Lender who becomes a DIP Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower and Agent by the assignee DIP Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile or e-mail, when such notice is transmitted to the facsimile number or e-mail address specified by this Section or (ii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section. Notice required to be sent hereunder to the Committee shall be sent by e-mail or facsimile.

            SECTION 13.4 SEVERABILITY.

            In case any provision of or obligation under this DIP Credit Agreement or any other DIP Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 13.5 AMENDMENTS AND WAIVERS.

            Any provision of this DIP Credit Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and, prior to the repayment in full of all Obligations in immediately available funds and termination of the Aggregate Commitment, the Required DIP Lenders; provided that no such amendment or waiver shall, unless signed by all the DIP Lenders: (i) increase any DIP Lender's Commitment Amount,
(ii) reduce the principal of, rate of interest on or any fees with respect to the Obligations; (iii) postpone the date fixed for any payment (other than a prepayment pursuant to SECTION 2.3) of principal of any Loan, or of interest thereon, or any fees hereunder with respect thereto or for any termination of any commitment; (iv) change the definition of the term Required DIP Lenders or the percentage of DIP Lenders which shall be required for DIP Lenders to take any action hereunder; (v) amend or waive this SECTION 13.5 or the definitions of the terms used in this SECTION 13.5 insofar as the definitions affect the substance of this SECTION 13.5; (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any DIP Loan Document; (viii) amend the definition of the term "Borrowing Base", except as expressly provided herein; (ix) amend the provisions of SECTION 9.6;
(x) release all or substantially all of the Collateral (provided that the consent of Required DIP Lenders only will be necessary to approve a sale that results in the repayment in full of all Obligations in immediately available funds, and the termination of the Aggregate Commitment); or (xi) amend or waive any provision of any DIP Loan Document that expressly requires the consent and approval of "the DIP Lenders" or "all DIP Lenders."

            Borrower will provide copies of all amendments and waivers to the Committee, promptly following the execution thereof.

            SECTION 13.6 ASSIGNMENTS; PARTICIPATIONS.

            (a) Assignments.

            (i) Any DIP Lender may at any time, following not less than three
(3) Business Days' prior written notice to Agent, assign to one or more Persons (any such Person, an "ASSIGNEE") all or any portion of such DIP Lender's Loans and interest in the Aggregate Commitment with the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a DIP Lender to another DIP Lender or to an Affiliate of a DIP Lender), provided however, that any such Assignee shall be bound by and subject to the terms and conditions of the Lockup and Voting Agreement as though an original signatory thereto and each such assignment of any DIP Lender's Loans shall specifically provide that the Assignee shall be bound by and subject to the terms and conditions of the Lockup and Voting Agreement as a condition to the effectiveness of any such assignment. Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor's entire interests in the Aggregate Commitment and outstanding Loans. Borrower and Agent shall be entitled to continue to deal solely and directly with such DIP Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and, unless such Assignee is a DIP Lender or an Affiliate of a DIP Lender, a processing fee of $3,500. Any attempted assignment not made in accordance with this SECTION 13.6(a) shall be treated as the sale of a participation under SECTION 13.6(b).

            (ii) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and to the Lockup and Voting Agreement and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a DIP Lender hereunder and (ii) the assigning DIP Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning DIP Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning DIP Lender) a Note in the aggregate principal amount of the Assignee's percentage interest in the Aggregate Commitment (and, as applicable, a Note in the principal amount of that portion of the Aggregate Commitment retained by the assigning DIP Lender). Upon receipt by the assigning DIP Lender of such Note, the assigning DIP Lender shall return to Borrower any prior Note held by it.

            (iii) Agent shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each DIP Lender, and the commitments of, and principal amount of the Loans owing to, such DIP Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and DIP Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a DIP Lender hereunder for all purposes of this DIP Credit

Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any DIP Lender, at any reasonable time upon reasonable prior notice to Agent.

            (iv) Notwithstanding the foregoing provisions of this SECTION 13.6(a) or any other provision of this DIP Credit Agreement, any DIP Lender may at any time assign all or any portion of its Loans and its Note as collateral security to a Federal Reserve Bank or, as applicable, to such DIP Lender's trustee for the benefit of its investors (but no such assignment shall release any DIP Lender from any of its obligations hereunder).

            (b) Participations.

            Any DIP Lender may at any time sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a "PARTICIPANT"). In the event of a sale by a DIP Lender of a participating interest to a Participant, (a) such DIP Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such DIP Lender in connection with such DIP Lender's rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such DIP Lender had not sold such participation and shall be paid directly to such DIP Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in SECTION 13.5 expressly requiring the unanimous vote of all DIP Lenders or, as applicable, all affected DIP Lenders. Each DIP Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such DIP Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this DIP Credit Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this DIP Credit Agreement to the same extent as if the amount of its participating interest were owing directly to it as a DIP Lender under this DIP Credit Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with DIP Lenders, and DIP Lenders agree to share with each Participant, as provided in
SECTION 9.5.

            SECTION 13.7 HEADINGS.

            Headings and captions used in the DIP Loan Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

            SECTION 13.8 CONFIDENTIALITY.

            In handling any confidential information of any Credit Party, Agent and each DIP Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this DIP Credit Agreement, except that disclosure of such information may be made (i) to agents, employees, Guarantors, Affiliates, attorneys and advisors of such Person in connection with its present or prospective business relations with the Credit Parties arising out of the DIP Loan Documents, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to be bound by the provision of this SECTION 13.8, (iii) as required by law, regulation, rule, request or order, subpoena, judicial order or similar order and in connection with any litigation and (iv) as may be required in connection with the examination, audit or similar investigation of such Person. Confidential information shall include all financial projections delivered by any Credit Party pursuant to this DIP Credit Agreement and such other information identified as confidential at the time provided to Agent and shall not include information that either: (a) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (b) is disclosed to such Person by a third party, provided Agent does not have actual knowledge that such third party is prohibited from disclosing such information.

            SECTION 13.9 GOVERNING LAW; SUBMISSION TO JURISDICTION.

            THIS DIP CREDIT AGREEMENT, EACH NOTE AND EACH OTHER DIP LOAN DOCUMENT TO THE EXTENT APPLICABLE, AND SUBJECT TO THE BANKRUPTCY CODE, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE BANKRUPTCY COURT AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE DIP LOAN DOCUMENTS AND THE OBLIGATIONS BY SERVICE OF PROCESS AS PROVIDED BY OHIO LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE DIP LOAN DOCUMENTS AND THE OBLIGATIONS BROUGHT IN SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE COURT IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, AND (E) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE DIP LOAN DOCUMENTS OR THE OBLIGATIONS SHALL BE BROUGHT IN THE BANKRUPTCY COURT. IF (I) THE BANKRUPTCY CASES ARE DISMISSED OR (II) THE BANKRUPTCY COURT ABSTAINS FROM HEARING, OR REFUSES TO EXERCISE JURISDICTION OVER, ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS DIP CREDIT AGREEMENT OR ANY OTHER DIP LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS DIP CREDIT AGREEMENT OR ANY OTHER DIP LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, THEN EACH CREDIT PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MONTGOMERY, STATE OF OHIO AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS DIP

CREDIT AGREEMENT OR THE OTHER DIP LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH CREDIT PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN THIS DIP CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

            SECTION 13.10 WAIVER OF JURY TRIAL.

            (a) EACH CREDIT PARTY, AGENT AND THE DIP LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE DIP LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            SECTION 13.11 COUNTERPARTS; INTEGRATION.

            This DIP Credit Agreement and the other DIP Loan Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. THIS DIP CREDIT AGREEMENT AND THE OTHER DIP LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

            SECTION 13.12 USA PATRIOT ACT NOTICE.

            Each DIP Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any DIP Lender) hereby notifies each of the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), each DIP Lender and the Agent is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such DIP Lender or the Agent, as applicable, to identify each Credit Party in accordance with the Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                          [SIGNATURE PAGES TO FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              BORROWER:

                              AMCAST INDUSTRIAL CORPORATION

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President, Finance and Chief Financial
                                     Officer

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              GUARANTORS:

                              AMCAST INVESTMENT SERVICES CORPORATION

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              AS INTERNATIONAL, INC.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              AMCAST PLUMBING, INC. F/K/A ELKHART PRODUCTS
                              CORPORATION

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              AMCAST AUTOMOTIVE OF INDIANA, INC.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              LBC GROUP CORP.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              LEE BRASS COMPANY

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              AMCAST INDUSTRIAL FINANCIAL SERVICES, INC.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              CASTING TECHNOLOGY COMPANY

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              IZUMI, INC.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              SPEEDLINE NORTH AMERICA, INC.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              AMCAST CASTING TECHNOLOGIES, INC.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              AMCAST AUTOMOTIVE, INC.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              AMCAST AVIATION CORPORATION

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              AMCAST PRECISION PRODUCTS, INC.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              FLAGG BRASS INDUSTRIAL, L.L.C.

                              By: /s/ Richard A. Smith
                                  ----------------------------------------------
                              Name: Richard A. Smith
                              Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              HERITAGE BANK, SSB, as Agent

                              By: /s/ David Deadman
                                  ----------------------------------------------
                              Name: David Deadman
                              Title: CEO

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              DIP LENDERS:

                              HERITAGE BANK, SSB

                              By: /s/ David Deadman
                                  ----------------------------------------------
                              Name: David Deadman
                              Title: CEO

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              CITIGROUP FINANCIAL PRODUCTS, INC.

                              By: /s/ Paul C. Zingarini
                                  ----------------------------------------------
                              Name: Paul C. Zingarini
                              Title: Director

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                              STEEL PARTNERS II, L.P.

                              By: /s/ Jack L. Howard
                                  ----------------------------------------------
                              Name: Jack L. Howard
                              Title: Partner

                        [THIS IS A SIGNATURE PAGE TO THE
                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

                                                                         ANNEX A

                                  COMMITMENTS
                           AND APPLICABLE PERCENTAGES

                                           COMMITMENT          COMMITMENT
DIP LENDER                                   AMOUNT            PERCENTAGE
----------                                   ------            ----------
Heritage Bank, SSB                       $ 11,585,021.00      77.233473333%

Citigroup Financial Products, Inc.       $  2,714,554.00      18.097026667%

Steel Partners II, L.P.                  $    700,425.00       4.669500000%
                                         ---------------     -------------

Total                                    $ 15,000,000.00     100.000000000%


                                ANNEX A - Page 1

                                                                         ANNEX B

                               CLOSING CHECKLIST

                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT
                                     AMONG
                  AMCAST INDUSTRIAL CORPORATION, AS BORROWER;
                       THE GUARANTORS PARTY THERETO; AND
                         THE DIP LENDERS PARTY THERETO

                                      AND

                          HERITAGE BANK, SSB, AS AGENT

                        CLOSING DATE: DECEMBER __, 2004

Heritage Bank, SSB ("HERITAGE")
Highland Capital Management, L.P. ("HIGHLAND")
Amcast Industrial Corporation ("BORROWER")
Amcast Automotive of Indiana, Inc., Speedline North America, Inc., Amcast Casting Technologies, Inc., Izumi, Inc., Casting Technology Company, Amcast Automotive, Inc., Amcast Plumbing, Inc. LBC Group Corp., Lee Brass Company, Amcast Industrial Financial Services, Inc., Amcast Investment Services Corporation, Amcast Aviation Corporation, Amcast Precision Products, Inc., Flagg Brass Industrial, L.L.C., and AS International, Inc.
("GUARANTORS")
Thompson Hine ("TH") (Counsel to Borrower and Guarantors) Haynes and Boone, LLP ("HB") (Counsel to Heritage and Highland) DIP Lenders ("LENDERS")

                                                                   RESPONSIBLE
                           ITEM                                       PARTY            STATUS       COMMENTS
                           ----                                       -----            ------       --------
 I. LOAN DOCUMENTS

    A. Debtor-in-Possession Credit Agreement, together
       with:                                                           HB

       1. Annex A - Commitment Annex                                   HB

       2. Annex B - Closing Checklist                                  HB

       3. Annex C - Addresses for Notice                               HB

       4. Annex D - Information Certificate                            HB

       5. Exhibit A - Form of Assignment Agreement                     HB

       6. Exhibit B - Form of Compliance Certificate                   HB

       7. Exhibit C - Form of Borrowing Base Certificate               HB

       8. Exhibit D - Form of Notice of Borrowing                      HB

    B. Notes (if requested by any DIP Lender)                      HB/Borrower

    C. Notice of Borrowing                                           Borrower

                                ANNEX B - Page 1

                                                                   RESPONSIBLE
                           ITEM                                       PARTY            STATUS       COMMENTS
                           ----                                       -----            ------       --------
    D. Borrowing Base Certificate                                    Borrower

II. RELATED DIP FINANCING DOCUMENTS

    A. Interim Financing Order                                       Borrower

    B. Interim Financing Order Budget                                Borrower

    C. 13-Week Cash Flow Projection                                  Borrower

III. CORPORATE DOCUMENTS

    A. Omnibus Certificate including Incumbency,
       Resolutions authorizing transaction, and organizational documents

       1. Amcast Industrial Corporation                            Borrower/TH

       2. Amcast Automotive of Indiana, Inc.                       Borrower/TH

       3. Speedline North America, Inc.                            Borrower/TH

       4. Amcast Casting Technologies, Inc.                        Borrower/TH

       5. Izumi, Inc.                                              Borrower/TH

       6. Casting Technology Company                               Borrower/TH

       7. Amcast Automotive, Inc.                                  Borrower/TH

       8. Amcast Plumbing, Inc.                                    Borrower/TH

       9. LBC Group Corp.                                          Borrower/TH

       10. Lee Brass Company                                       Borrower/TH

       11. Amcast Industrial Financial Services, Inc.              Borrower/TH

       12. Amcast Investment Services Corporation                  Borrower/TH

       13. Amcast Aviation Corporation                             Borrower/TH

       14. Amcast Precision Products, Inc.                         Borrower/TH

       15. Flagg Brass Industrial, L.L.C.                          Borrower/TH

       16. AS International, Inc.                                  Borrower/TH

    B. Officer's Certificate as to required consents
       and approvals                                               Borrower/TH

IV. INSURANCE CERTIFICATE(S)                                         Borrower

V. FEES

    A. Work Fee (to Highland)                                        Borrower

    B. Closing Fee (to Agent for benefit of Lenders)                 Borrower

    C. Administration Fee                                            Borrower

                                ANNEX B - Page 2

                                                                   RESPONSIBLE
                           ITEM                                       PARTY            STATUS       COMMENTS
                           ----                                       -----            ------       --------
    D. Professional Fees

       1. Haynes and Boone, LLP                                      Borrower

       2. Hahn, Loeser & Parks LLP                                   Borrower

       3. Barrier Advisors, L.P.                                     Borrower

                                ANNEX B - Page 3

                                                                         ANNEX C

                             ADDRESSES FOR NOTICES

HERITAGE BANK, SSB
13455 Noel Road, Suite 2220
Dallas, Texas 75240
Attn:  Kristen Mitchell
Facsimile: 972-931-4785
E-mail: kristen.mitchell@bankheritage.com

with a copy to:

HAYNES AND BOONE, LLP
One Houston Center
1221 McKinney, Suite 2100
Houston, TX 77010
Attn.: Tom A. Howley
Facsimile: (713) 236-5407
E-mail: tom.howley@haynesboone.com

CITIGROUP FINANCIAL PRODUCTS, INC.

c/o Citigroup Global Markets Inc.
333 West 34th Street, 9th Floor
New York, New York 10001
Attn.: Vincent J. Farrell
Facsimile: (302) 894-6032
E-mail: vincent.j.farrell@citigroup.com@citigroup.com

STEEL PARTNERS II, L.P.
590 Madison Ave .
New York, New York  10022
Attn.: Jack Howard
Facsimile: (212) 546-9217
E-mail: jlhoward@sonic.net

                                ANNEX C - Page 1

ADDRESS OF THE CREDIT PARTIES FOR NOTICE PURPOSES:

7887 Washington Village Drive
Dayton, Ohio  45459
Attn:  Jeffrey McWilliams
Facsimile: 937-291-7007
E-mail: jeffrey.mcwilliams@amcast.com

With a copy to:

THOMPSON HINE LLP
3900 Key Center - 127 Public Square
Cleveland, Ohio 44114-1291
Attn:  Alan R. Lepene
Facsimile: (216) 566-5800
E-mail: alan.lepene@thompsonhine.com

                                ANNEX C - Page 2

                                                                         ANNEX D

                             INFORMATION CERTIFICATE

                                ANNEX D - Page 1

                                   EXHIBIT A

                          FORM OF ASSIGNMENT AGREEMENT

            This Assignment Agreement (this "ASSIGNMENT AGREEMENT") is entered into as of ________, 200__, by and between the Assignor named on the signature page hereto ("ASSIGNOR") and the Assignee named on the signature page hereto ("ASSIGNEE"). Reference is made to the Debtor-In-Possession Credit Agreement dated as of December 15, 2004 (as amended or otherwise modified from time to time, the "DIP CREDIT AGREEMENT") among AMCAST INDUSTRIAL CORPORATION, a chapter 11 debtor and debtor-in-possession ("BORROWER"), the Guarantors named therein, the lenders party thereto from time to time, as DIP Lenders, and Heritage Bank, SSB, as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the DIP Credit Agreement.

            Assignor and Assignee hereby agree as follows:

            1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto (the "SCHEDULE"), in and to Assignor's rights and obligations under the DIP Credit Agreement as of the effective date set forth on the Schedule (the "EFFECTIVE DATE"). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amount assigned pursuant to the Schedule (exclusive of unfunded portion of the Commitment) and Assignor shall pay to Assignee a closing fee (if applicable) in respect of the transactions contemplated hereby in the amount specified on the Schedule.

            2. Assignor (i) represents that as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the DIP Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the DIP Credit Agreement, any other DIP Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any other Credit Party or any other Person or the performance or observance by any Credit Party of its Obligations under the DIP Credit Agreement or any other DIP Loan Documents or any other instrument or document furnished pursuant thereto.

            3. Assignee (i) confirms that it has received a copy of the DIP Credit Agreement and the other DIP Loan Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance upon Agent, Assignor or any other DIP Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the DIP Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the DIP Credit Agreement and the other DIP Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably

                               EXHIBIT A - Page 1
                          Form of Assignment Agreement
incidental thereto; (iv) agrees that it will perform in accordance with their terms all obligations which by the terms of the DIP Credit Agreement are required to be performed by it as a DIP Lender; (v) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the DIP Credit Agreement; (vi) represents and warrants that Assignee is not a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) or, if it is a foreign person, that it has delivered to Agent the documentation required to be delivered to Agent by SECTION 13 below; and (vii) represents and warrants that it has experience and expertise in the making or the purchasing of loans such as the Loans, and that it has acquired the interests described herein for its own account.

            4. Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

            5. Upon the effectiveness of this Assignment Agreement pursuant to
SECTION 13 below, (i) Agent shall register Assignee as a DIP Lender, pursuant to the terms of the DIP Credit Agreement, (ii) Assignee shall be a party to the DIP Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a DIP Lender thereunder, (iii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the DIP Credit Agreement and (iv) Agent shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

            6. Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.

            7. Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

            8. For the purposes hereof and for purposes of the DIP Credit Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the DIP Credit Agreement.

                               EXHIBIT A - Page 2
                          Form of Assignment Agreement

            9. In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            10. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            11. This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

            12. This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.

            13. This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Agent as evidence of its consent hereto to the extent required pursuant to SECTION 13.6(a) of the DIP Credit Agreement,
(iii) the receipt by Agent of the processing fee referred to in SECTION 13.6(a) of the DIP Credit Agreement, (iv) in the event Assignee is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes), the receipt by Agent of Internal Revenue Service Form W-8BEN or Form W-8ECI or such other forms, certificates or other evidence with respect to United States Federal income tax withholding matters that are required under the Internal Revenue Code to establish that Assignee shall be entitled to receive payments of principal, interest and fees under the DIP Credit Agreement free from or at a reduced rate of withholding of United States Federal income tax properly completed and executed by Assignee, and (v) the receipt by Agent of originals or telecopies of the counterparts described above.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                           [SIGNATURE PAGE TO FOLLOW]

                               EXHIBIT A - Page 3
                          Form of Assignment Agreement

  The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

                                         ASSIGNOR:

                                         ________________________

                                         By:____________________________________
                                         Title:_________________________________

                                         ASSIGNEE:

                                         ________________________

                                         By:____________________________________
                                         Title:_________________________________

                                         [Consented to:

                                         Heritage Bank, SSB, as Agent

                                         By:____________________________________
                                         Title:________________________________]

                               EXHIBIT A - Page 4
                          Form of Assignment Agreement

                        Schedule to Assignment Agreement

Assignor:       ____________________

Assignee:       ____________________

Effective Date: ____________________

               Debtor-In-Possession Credit Agreement dated as of December 15, 2004 among AMCAST INDUSTRIAL CORPORATION, a chapter 11 debtor and debtor-in-possession, as Borrower, the Guarantors named therein, the lenders party thereto from time to time, as DIP Lenders, and Heritage Bank, SSB, as Agent.

Interests Assigned:

                      Commitment
                      ----------
Assignor Amounts     $__________

Amounts Assigned     $__________

Assignor Amounts
(post-assignment)    $__________

Closing Fee:       $__________

Assignee Information:

 Address for Notices:                    Address for Payments:
 ___________________________
 ___________________________             Bank:      _____________________
 Attention:  _______________             ABA #:     _____________________
 Telephone:  _______________             Account #: _____________________
 Facsimile:  _______________             Reference: _____________________

                               EXHIBIT A - Page 5
                          Form of Assignment Agreement

                                   EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                         AMCAST INDUSTRIAL CORPORATION

                            DATE: __________, _____

            This certificate is given by _____________________, a Financial Officer of AMCAST INDUSTRIAL CORPORATION, a chapter 11 debtor and debtor-in-possession ("BORROWER"), on behalf of each Credit Party, pursuant to
SECTION 4.1(c) of that certain Debtor-In-Possession Credit Agreement dated as of December 15, 2004 among Borrower, the Guarantors, the DIP Lenders from time to time party thereto and Heritage Bank, SSB, as Agent for the DIP Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "DIP CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the DIP Credit Agreement.

            The undersigned Financial Officer hereby certifies to Agent and the DIP Lenders that:

            (a) the financial statements delivered with this certificate in accordance with SECTION 4.1(a) and/or 4.1(b) of the DIP Credit Agreement fairly present in all material respects the results of operations and financial condition of the Credit Parties as of the dates of such financial statements;

            (b) I have reviewed the terms of the DIP Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

            (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in SCHEDULE 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto; and

            (d) Borrower is in compliance with the performance covenants contained in ARTICLE 7 of the DIP Credit Agreement, as demonstrated by the calculation of such performance covenants below, except as set forth set forth in SCHEDULE 1 hereto.

                               EXHIBIT B - Page 1
                         Form of Compliance Certificate

            IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ___________, ____.

                                         By_____________________________________
                                         Name___________________________________
                                         Title__________________________________

                               EXHIBIT B - Page 2
                         Form of Compliance Certificate

                                   EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE

                         AMCAST INDUSTRIAL CORPORATION

                           DATE: ___________, ______

            This certificate is given by ____________________, a Financial Officer of AMCAST INDUSTRIAL CORPORATION, chapter 11 debtor and debtor-in-possession ("BORROWER"), on behalf of each Credit Party, pursuant to
SECTION 4.1(m) of that certain Debtor-In-Possession Credit Agreement dated as of December 15, 2004 among Borrower, the Guarantors, the DIP Lenders from time to time party thereto and Heritage Bank, SSB, as Agent for the DIP Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "DIP CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the DIP Credit Agreement.

            The undersigned Financial Officer hereby certifies to Agent and the DIP Lenders that:

            (a) Attached hereto as SCHEDULE 1 is a calculation of the Borrowing Base for Borrower as of the above date;

            (b) based on such SCHEDULE 1, the Borrowing Base as the above date is:

                       $___________________

            (c) based on such SCHEDULE 1, Net Borrowing Availability as of the above date is:

                       $___________________

            IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ___________, ____.

                                         By_____________________________________
                                         Name___________________________________
                                         Title__________________________________

                               EXHIBIT C - Page 1
                       Form of Borrowing Base Certificate

                                   SCHEDULE 1

                           Borrowing Base Calculation

                                (To be attached)

                               EXHIBIT C - Page 2
                       Form of Borrowing Base Certificate

                                   EXHIBIT D

                          FORM OF NOTICE OF BORROWING

                           DATE: ___________, ______

            This certificate is given by ____________________, a Responsible Officer of AMCAST INDUSTRIAL CORPORATION, chapter 11 debtor and debtor-in-possession ("BORROWER"), on behalf of each Credit Party, pursuant to
SECTION 2.1(b) of that certain Debtor-In-Possession Credit Agreement dated as of December 15, 2004 among Borrower, the Guarantors, the DIP Lenders from time to time party thereto and Heritage Bank, SSB, as Agent for the DIP Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "DIP CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the DIP Credit Agreement.

            The undersigned Responsible Officer hereby gives notice to Agent of Borrower's request to borrow $[__________] of Loans on [ DATE ].

            The undersigned officer hereby certifies that, both before and after giving effect to the request above (i) the proposed Loan and its intended use are consistent with the terms of the Credit Agreement and the most recently submitted Budget, and is necessary, after utilization and application of Borrower's available cash, in order to satisfy Borrower's obligations in the ordinary course of business; (ii) each of the conditions precedent set forth in
SECTION 8.1 and 8.2 of the DIP Credit Agreement have been satisfied, (iii) all of the representations and warranties contained in the DIP Credit Agreement and the other DIP Loan Documents are true, correct and complete in all material respects as of the date hereof, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct as of such earlier date, (iv) no Default or Event of Default has occurred and is continuing on the date hereof, and (v) the Borrower is in compliance with the Borrowing Base.

            IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ___________, ____.

                                         By_____________________________________
                                         Name___________________________________
                                         Title__________________________________

                               EXHIBIT D - Page 1
                          Form of Notice of Borrowing